SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Soliciting Material under § 240.14a-12

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

KING &
SPALDING
LOEWS

2023

PROXY STATEMENT

NOTICE OF ANNUAL MEETING

www.piedmontreit.com

PIEDMONT®
OFFICE REALTY TRUST

March 17, 2023
Dear Stockholder:
Attached for your review is a notice of the 2023 Annual Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. We are asking you to read the enclosed materials and to vote on the election of your board of directors, the ratification of the appointment of our independent registered public accounting firm for fiscal 2023, the approval, on an advisory basis, of the compensation of our named executive officers and the frequency of future advisory votes on executive compensation. You will find more detail about these proposals in the attached documents. We ask that you review these documents thoroughly and submit your vote as soon as possible in advance of the annual meeting, which will be held virtually via live webcast on May 10, 2023.
YOUR VOTE IS VERY IMPORTANT. Please respond immediately to help us avoid potential delays and additional expense to solicit votes.
If you have any questions, please call your broker or financial advisor, or contact Piedmont Shareowner Services by calling 866-354-3485 or emailing investor.services@piedmontreit.com. To view our latest public filings and updates, please visit our website at www.piedmontreit.com.
Thank you for your support and for your prompt vote.
Sincerely,
/s/ C. BRENT SMITH
C. Brent Smith
Chief Executive Officer
Piedmont Office Realty Trust, Inc.
Piedmont Office Realty Trust, Inc.
5565 Glenridge Connector, Suite 450 | Atlanta, GA 30342

Notice of Annual Meeting of Stockholders
and Proxy Statement
Dear Stockholder:
On Wednesday, May 10, 2023, Piedmont Office Realty Trust, Inc., a Maryland corporation, will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. The meeting will begin at 11:00 a.m. Eastern time. If you were a registered stockholder of the Company as of the record date you will be able to attend the Annual Meeting, ask a question, and vote online by visiting www.meetnow.global/MT5GNN5 and following the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker, and want to attend the webcast with the ability to ask questions and/or vote, you must register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank to Computershare by no later than 5:00 p.m, Eastern time, on May 5, 2023.
The purpose of this Annual Meeting is to:
(i)
elect nine directors identified in the 2023 proxy statement to hold office for terms expiring at our 2024 annual meeting and until their successors are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023;

(iii)
approve, on an advisory basis, the compensation of our named executive officers;

(iv)
approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

(v)
transact any other business as may properly come before the meeting, or any postponement or adjournment thereof.

Your board of directors has selected March 6, 2023 as the record date for determining stockholders entitled to vote at the meeting.
On March 29, 2023, we will begin mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2023 proxy statement and our Annual Report to Stockholders for fiscal 2022, and how to vote online.
Whether or not you plan to attend the Annual Meeting remotely, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide, for any reason, to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern time on May 9, 2023. You may also revoke your proxy by voting online prior to the poll closing at the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ THOMAS A. MCKEAN
Thomas A. McKean
Associate General Counsel and Corporate Secretary
Atlanta, Georgia
March 17, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 10, 2023: Our 2023 proxy statement and our Annual Report to Stockholders for fiscal 2022 are available at www.envisionreports.com/PDM.
Piedmont Office Realty Trust, Inc.
5565 Glenridge Connector, Suite 450 | Atlanta, GA 30342

2023 Proxy Statement

PIEDMONT 2023 PROXY STATEMENT

PIEDMONT 2023 PROXY STATEMENT

2023 PROXY STATEMENT AT A GLANCE
Time 11:00 a.m., Eastern Time.	Date Wednesday, May 10, 2023	Place – Virtual Webcast(1) The Annual Meeting will be held entirely online at www.meetnow.global/MT5GNN5
(1) If you were a stockholder as of the close of business on March 6, 2023 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Registration requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 5, 2022. You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the Annual Meeting. Registration requests should be directed to Computershare either: (i) by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.
	Proposal	For More Information see page	Board Recommendation
Proposal 1	Elect nine (9) directors nominated by the board of directors for one year terms.	1	FOR ALL
Proposal 2	Ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for fiscal 2023.	6	FOR
Proposal 3	Approve, on an advisory basis, executive compensation.	8	FOR
Proposal 4	Approve, on an advisory basis, how often stockholders will be asked to vote on executive compensation	9	ANNUALLY
PROPOSAL 1: ELECTION OF DIRECTORS
The board of directors is asking you to elect the nine nominees listed below for terms that expire at the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. Each director nominee will be elected if he or she receives a majority of the votes cast at the 2023 annual meeting (i.e., more votes cast “FOR” than cast “AGAINST”).
Name	Age	Director Since	Occupation	Independent	Board Committee
Kelly H. Barrett	58	2016	Former Senior Vice President – Home Services, The Home Depot	Yes	Audit*; Nominating and Governance
Glenn G. Cohen	59	2020	Executive Vice President, Chief Financial Officer and Treasurer, Kimco Realty Corp.	Yes	Compensation*; Audit; Capital
Venkatesh S. Durvasula	56	2022	Chief Executive Officer and member of the board of directors of Africa Data Centres	Yes	Capital
Mary M. Hager	63	2022	Executive Director, Greystar	Yes	Nominating and Governance
Barbara B. Lang	79	2015	Managing Principal and Chief Executive Officer of Lang Strategies, LLC	Yes	Compensation; Nominating and Governance*
Frank C. McDowell	74	2008	Former President, Chief Executive Officer and Director of BRE Properties, Inc.	Yes	Compensation; Nominating and Governance
C. Brent Smith	47	2019	President and Chief Executive Officer, Piedmont Office Realty Trust, Inc.	No
Jeffrey L. Swope	72	2008	Managing Partner and Chief Executive Officer, Champion Partners, Ltd.	Yes	Capital*; Compensation
Dale H. Taysom	74	2015	Former Global Chief Operating Officer, Prudential Real Estate Investors	Yes	Audit; Capital
* Denotes committee chair

PIEDMONT 2023 PROXY STATEMENT

PROPOSAL 2: RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The board of directors is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.
PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The board of directors is asking you to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. We believe our compensation programs are designed to:
•
attract and retain candidates capable of performing at the highest levels of our industry;

•
create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective pre-determined metrics;

•
reflect the qualifications, skills, experience and responsibilities of each named executive officer;

•
link incentive compensation levels with the creation of stockholder value;

•
align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

•
motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

PIEDMONT 2023 PROXY STATEMENT

COMPENSATION AND GOVERNANCE PRACTICES
What We Do	What We Don’t Do
DO require stockholder approval in the event a staggered board is ever proposed.	NO staggered board.

DO have a board comprised of a super-majority of independent directors. Eight of our nine director nominees are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.
NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the company.
DO have a separate Board Chair and Chief Executive Officer.	NO tax gross ups for any executive officers.
DO require a majority vote for election of directors in uncontested elections.	NO re-pricing or buyouts of underwater stock options.
DO permit stockholders to amend the bylaws.	NO reportable transactions with any of our directors or current executive officers.
DO restrict board terms to 15 years.	NO hedging or pledging transactions involving our securities.
DO require an annual performance evaluation of our board.	NO guaranteed cash incentive compensation or equity grants with executive officers.

DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Compensation Committee and the board.
NO long-term employment contracts with executive officers.

DO deliver a substantial portion of the value of equity awards in multi-year performance shares. For 2022, 50% of our executive officers equity award opportunity was tied to our company’s 3-year total stockholder return relative to our peer group.
NO supplemental executive benefits to our executive officers.
DO maintain stock ownership guidelines for directors and executive officers.
DO include claw back provisions in agreements with our CEO, CFO, and all other officers that are subject to employment agreements with us.
DO conduct annual assessments of compensation at risk.
DO have a Compensation Committee comprised solely of independent directors.
DO retain an independent compensation consultant that reports directly to the Compensation Committee.

DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined.

DO have a board committee focused upon important Environmental, Social, and Governance (“ESG”) issues that meets quarterly with management and reports to the board.
DO require a 12-month holding period for stock issued to our employees with a title of Senior Vice President or higher.

PIEDMONT 2023 PROXY STATEMENT

FOCUS ON PERFORMANCE-BASED PAY
•
85% of our NEO’s opportunity under our 2022 short-term cash incentive compensation program was tied to specific quantitative performance metrics derived from critical components of our annual business plan.

•
100% of our NEO’s opportunity under the performance share component of our 2022 long-term equity incentive compensation program is tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

•
The majority of our chief executive officer and other named executive officers’ (“NEO’s”) compensation opportunities during 2022 was performance-based and at risk:

CEO Target Pay Opportunity	All Other NEOs Target Pay Opportunity

PROPOSAL 4: APPROVE, ON AN ADVISORY BASIS, HOW OFTEN STOCKHOLDERS WILL BE ASKED TO VOTE ON EXECUTIVE COMPENSATION
The board of directors recommends that future advisory votes on executive compensation should be held annually.

PIEDMONT 2023 PROXY STATEMENT

PROPOSAL 1:
ELECTION OF DIRECTORS
Our current nine member board of directors is comprised of eight independent members and our Chief Executive Officer.
At the Annual Meeting, you will vote on the election of nine directors. Each nominee elected will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. Each of the following nominees other than Venkatesh Durvasula and Mary Hager who both joined our board in 2022, has served as a director since our 2022 annual meeting of stockholders. Mr. Durvasula was referred to us by our investment bankers and Ms. Hager was referred to us by one of our current directors. Each nominee has been nominated for re-election at the Annual Meeting by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.
Your board of directors unanimously recommends a vote “FOR” all nine nominees listed for election as directors.
Nominee	Information About Nominee
Frank C. McDowell • Chairman of the Board* • Director Since 2008; Board Chair Since 2017 • Age 74
Former President, Chief Executive Officer and Director of BRE Properties, Inc. (formerly NYSE: BRE), a self-administered equity REIT, from 1995 until his retirement in 2004. Prior to joining BRE, Mr. McDowell was Chairman and Chief Executive Officer of Cardinal Realty Services, Inc., an owner/operator of multifamily housing. Before joining Cardinal Realty, Mr. McDowell had served as head of real estate at First Interstate Bank of Texas and Allied Bancshares. Additionally, Mr. McDowell was a licensed CPA in Texas for twenty years.
Mr. McDowell brings to the board extensive experience as a Chief Executive Officer of a public company within the real estate sector. He is very familiar with the public markets, including dealing with analysts and institutional investors as well as an in-depth working knowledge of various financial structures and the capital raising process. In addition he has expertise in strategic planning, establishing and managing compensation for senior real estate executives, and in other financial matters given his background as a CPA. These skills make him well suited to serve as Chair of the Board and a member of both the Nominating and Corporate Governance Committee and the Compensation Committee.

Kelly H. Barrett • Director* • Director Since 2016 • Age 58
Prior to her retirement in 2018, Ms. Barrett was employed by The Home Depot (NYSE:HD) for sixteen years, serving in various roles including Senior Vice President — Home Services, Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. She has been a licensed CPA in Georgia for over thirty years. In addition, Ms. Barrett currently serves as a director, Audit Committee Chair, and member of the Compensation Committee of The Aaron’s Company, Inc. (NYSE:AAN); director and member of both the Audit and Compensation Committees of Americold Realty Trust (NYSE:COLD); and director and member of the Compensation Committee and

PIEDMONT 2023 PROXY STATEMENT	1

Information Technology Committee of EVERTEC, Inc (NYSE: EVTC). Her leadership positions in the Atlanta community include currently serving on the National Association of Corporate Directors Atlanta Chapter Board, Board of the Metro Atlanta YMCA, where she was formerly Chair of the Board, a member of the Georgia Tech Foundation Board of Trustees and the Advisory Board of Scheller College of Business at Georgia Tech where she was formerly the Chair of the Board. She has previously served on the Board of the Girl Scouts of Greater Atlanta, Partnership Against Domestic Violence and the Atlanta Rotary Club.
Ms. Barrett brings over 30 years of leadership and financial management expertise to the board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as Chair of the Audit Committee and an audit committee financial expert.
Glenn G. Cohen • Director* • Director Since 2020 • Age 59
Executive Vice President, Chief Financial Officer & Treasurer of Kimco Realty Corp. (NYSE:KIM), one of North America’s largest publicly traded REIT owners and operators of open-air shopping centers. Prior to his appointment as Kimco’s Chief Financial Officer in 2010, Mr. Cohen served in various other positions at Kimco including Treasurer, as well as Director of Accounting and Taxation, since joining them in 1995. From 2016 to 2018, Mr. Cohen served as a director and member of the Audit Committee of Quality Care Properties, Inc. (formerly NYSE: QCP). He is a CPA and member of NAREIT and the International Council of Shopping Centers (ICSC).
Mr. Cohen brings approximately 25 years of leadership and financial management experience to the board. As a Chief Financial Officer, Mr. Cohen is responsible for Kimco’s financial and capital strategy and oversees the accounting, financial reporting and planning, tax, treasury and capital market activities for another large, publicly traded REIT, making him well qualified to provide oversight and guidance for Piedmont and to serve as member and financial expert of the Audit Committee, and member of the Capital Committee. In addition to his long history in the REIT industry, his knowledge of typical public company compensation programs and first-hand knowledge of the importance of fair and effective compensation plans for both management and stockholders makes him well qualified to serve as Chair of the Compensation Committee.

Venkatesh S. Durvasula • Director* • Director Since 2022 • Age 57
Chief Executive Officer (“CEO”) and member of the board of directors of Africa Data Centres, a London-based, Cassava Technology company responsible for the executive leadership of a $1.5 billion data center and renewable energy business on the continent of Africa. Prior to joining Africa Data Centres, from 2012-2020, Durvasula served in various leadership roles ultimately culminating in CEO and President of CyrusOne (previously NASDAQ: CONE), an approximately $12 billion data center REIT recently acquired by funds managed by global investment firm KKR and infrastructure investor Global Infrastructure Partners. While at Cyrus One, Durvasula grew the business into the third-largest data center REIT and successfully pivoted the company’s growth strategy to hyperscale deployment in the United States and the European Union. Mr. Durvasula is also a member of the board of directors of Elea Digital, an operator of Brazilian data centers.
Mr. Durvasula brings approximately 30 years of leadership, management, marketing, and operational experience with both public and private, domestic and international, technology companies. He has been responsible for sales,

PIEDMONT 2023 PROXY STATEMENT	2

marketing, and strategy for various data centers, interconnection providers, complex enterprises, making him well qualified to provide oversight and guidance regarding Piedmont’s capital allocation decisions, as well as cyber risk management expertise.
Mary M. Hager • Director* • Director Since 2022 • Age 63
Executive Director at global real estate investment management firm, Greystar. Ms. Hager co-leads the Greystar-Thackeray business as well as Greystar’s commercial real estate businesses and serves on the Greystar Global Investment Committee and Greystar Executive Committee.
Prior to joining Greystar in 2021, Ms. Hager was the Co-CEO and co-founder of Thackeray Partners, a diversified private real estate company based in Dallas, TX. Since its inception in 2005, Thackeray Partners sponsored five private equity funds where Ms. Hager was responsible for overall strategy, partner communications, deal sourcing, asset management, and fund administration. Prior to founding Thackeray Partners, Ms. Hager was with Trammell Crow Company and other Crow-affiliated entities for sixteen years working in a variety of roles.
Ms. Hager is a member of the Urban Land Institute, where she currently serves on the Board and is Chair of the Investment Committee for the ULI Foundation. She is also a past Americas Global Governing Trustee and a past Chair of a national small-scale development product council. She brings to the board over 30 years of experience in virtually all aspects of managing a real estate portfolio as well as a wealth of industry contacts, particularly in one of our largest markets.

Barbara B. Lang • Director* • Director Since 2015 • Age 79
Managing Principal & Chief Executive Officer of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C. Ms. Lang served as president and Chief Executive Officer of the D.C. Chamber of Commerce from 2002 to 2014 and prior to joining the Chamber was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. Ms. Lang also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. She has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also served on the board of Cardinal Financial Corporation (NASDAQ: CFNL) from 2014 to 2017 and currently serves on the board of the Sibley Hospital Foundation, Chair-elect of Conservation Nation and as a board member of Pyxera Global. Ms. Lang is the author of Madame President: Leadership Lessons from the Top of the Ladder, a book on leadership skills, particularly focused upon the challenges of race and gender facing African-Americans and women in corporate and governmental America.
Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s key operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies. Ms. Lang’s diverse business, financial, and governance expertise, as well as her life experience breaking leadership “glass ceilings” for women and minorities, make her highly qualified to serve as Chair of the Nominating and Corporate Governance Committee, which also oversees the Company’s ESG Activities, and a member of the Compensation Committee. The Company’s most recent annual ESG report is available on the Company’s website, www.piedmontreit.com.

PIEDMONT 2023 PROXY STATEMENT	3

C. Brent Smith • President, Chief Executive Officer, and Director • Director Since 2019 • Age 47
President and Chief Executive Officer since July of 2019. For four years prior to his promotion to Chief Executive Officer, Mr. Smith served as our Chief Investment Officer. In addition, until February of 2019, Mr. Smith served as EVP of Piedmont’s Northeast Region where he was responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s over three million square foot Boston and New York/New Jersey portfolio. Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings approximately 20 years of corporate- and property-level real estate transaction experience across both North America and Asia.
Mr. Smith brings this approximately 20 years of experience plus a detailed working knowledge of each of Piedmont’s operating markets, experience in handling some of Piedmont’s largest and most complex tenants and properties, as well as negotiating complex purchase and sale agreements and mergers and acquisitions transactions, in addition to working relationships with each of Piedmont’s equity analysts. Furthermore, his extensive network of private and public pension equity investors and top-tier investment bankers is invaluable to the Company.

Jeffrey L. Swope • Director* • Director Since 2008 • Age 72
Founder, Managing Partner and Chief Executive Officer of Champion Partners Ltd., a nationwide developer and investor of office, industrial and retail properties, since 1991. Co-founded Centre Development Co., Inc, and Champion Private Equity, a private real estate capital and investment company. Founding Chairman of The Real Estate Council and the Real Estate and Finance Center at the University of Texas. Trustee of the Urban Land Institute (“ULI”) and Director of the ULI Foundation. Recognized as a Hall of Fame Member of both the McCombs School of Business at the University of Texas and the Dallas Board of Commercial Developers. Mr. Swope serves as a member of the University of Texas at Austin Business School Advisory Board and as a Trustee of the Business School Foundation.
As a nationwide developer of real estate property, Mr. Swope has handled the acquisition, financing, leasing and management of over 50 million square feet of real estate during his over 40 year career in the commercial real estate industry and thus brings extensive experience in virtually all aspects of real estate and a wealth of knowledge regarding the individual geographic markets in which Piedmont currently owns or may own property. This experience makes him well suited to serve as Chair of the Capital Committee. He also has an extensive personal network of contacts throughout the real estate industry.

PIEDMONT 2023 PROXY STATEMENT	4

Dale H. Taysom • Vice-Chairman of the Board* • Director Since 2015; Vice- Chairman since 2017 • Age 74
Former Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”). Prior to his retirement in 2013, during his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). He was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee and is currently a member of the ULI and a former member of both the National Multi-Housing Council and the National Association of Real Estate Investment Managers (“NAREIM”).
Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee in formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This financial and operational experience makes him well suited to serve as a member of the Audit and Capital Committees.

*   Indicates that such director has been determined by our board of directors to be independent under NYSE listing standards.

PIEDMONT 2023 PROXY STATEMENT	5

PROPOSAL 2:
RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023
ENGAGEMENT OF DELOITTE & TOUCHE LLP
On February 23, 2023, the Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. This proposal asks you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.
A representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.
Your board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.
PRE-APPROVAL POLICIES
The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.
Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Securities and Exchange Commission (the “SEC”) on registered public accounting firm independence. The Chair of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Deloitte & Touche LLP, our current independent registered public accounting firm.

PIEDMONT 2023 PROXY STATEMENT	6

All amounts specifically pre-approved by the Chair of the Audit Committee in accordance with this policy must be disclosed to the full Audit Committee at its next regularly scheduled meeting.
For the year ended December 31, 2022, all services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
The Audit Committee reviewed the audit and non-audit services performed by Deloitte & Touche LLP and Deloitte Tax LLP (collectively, “Deloitte”) for fiscal 2022 and 2021, as well as the fees charged for such services. In its review of any non-audit service fees, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of our independent registered public accounting firms. The following table sets forth the aggregate fees paid to Deloitte during the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees	$1,105,000	$1,035,000
Audit-Related Fees	—	—
Tax Fees	659,184	263,050
All Other Fees	—	—
Total	$1,764,184	$1,298,050
For purposes of the preceding table, the professional fees are classified as follows:
•
Audit Fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.

•
Audit-Related Fees — These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non recurring agreed-upon procedures and other professional fees associated with transactional activity.

•
Tax Fees — These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

•
All Other Fees — These are fees for other permissible work performed that do not meet the above- described categories, including assistance with internal audit plans and risk assessments.

PIEDMONT 2023 PROXY STATEMENT	7

PROPOSAL 3:
ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay” and provides you, as a stockholder, with the ability to cast a vote with respect to our 2022 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
As discussed in “Executive Compensation — Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:
•
to attract and retain candidates capable of performing at the highest levels of our industry;

•
to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective pre-determined metrics;

•
to reflect the qualifications, skills, experience and responsibilities of each named executive officer;

•
to link incentive compensation levels with the creation of stockholder value;

•
to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

•
to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

This proposal is an advisory proposal, which means it is non-binding. Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors, and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.
Your board of directors unanimously recommends a vote “FOR”
the approval, on an advisory basis, of the compensation of our named executive officers.

PIEDMONT 2023 PROXY STATEMENT	8

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote on the frequency of future advisory votes on the compensation of our named executive officers, or “say on pay”, such as Proposal 3 in this Proxy Statement. By voting on this Proposal 4, stockholders may recommend whether future advisory votes on compensation of our named executive officers should be conducted “annually,” “every two years” or “every three years.”
The board of directors recommends that future advisory votes on executive compensation should be held annually. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including our practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices. We have held advisory votes on the compensation of our named executive officers annually since our 2011 annual meeting.
While our executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
Although the vote is non-binding, the board of directors and the Compensation Committee will review the voting results in making a decision as to the policy to be adopted by the board of directors on the frequency of future advisory votes on executive compensation.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.
Your board of directors unanimously recommends a vote for
an advisory vote on executive compensation “Annually”.

PIEDMONT 2023 PROXY STATEMENT	9

CERTAIN INFORMATION ABOUT MANAGEMENT
EXECUTIVE OFFICERS
Name	Age	Position(s)
C. Brent Smith	47	President, Chief Executive Officer and Director
Robert E. Bowers	66	Executive Vice President and Chief Financial and Administrative Officer
Edward H. Guilbert, III	47	Executive Vice President — Finance, Treasurer and Assistant Secretary
Christopher A. Kollme	52	Executive Vice President — Investments and Strategy
Laura P. Moon	52	Senior Vice President and Chief Accounting Officer
Alex Valente	37	Executive Vice President — Southeast Region
George M. Wells	60	Executive Vice President and Chief Operating Officer
Robert K. Wiberg	67	Executive Vice President — Northeast Region and Head of Development
The following is detailed information about each of our executive officers other than Mr. Smith whose biographical information is included under “Proposal 1: Election of Directors” above.
Robert E. Bowers has served as Chief Financial and Administrative Officer since 2007. A veteran of the public financial services industry, including having served as Chief Financial Officer for three other public companies, Mr. Bowers’ experience includes investor relations, debt and capital offerings, mergers and acquisitions, asset allocation, financial management and strategic planning. Mr. Bowers is also responsible for management of our information technology, risk management and human resource functions. From 2004 until 2007, he served as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. (“WREF”) and was a Senior Vice President of Wells Capital. Mr. Bowers was Chief Financial Officer and Director of NetBank, Inc. (formerly NASDAQ: NTBK) from 1997 to 2002. From 1984 to 1996, Mr. Bowers was Chief Financial Officer and Director of Stockholder Systems, Inc. (formerly NASDAQ: SSIAA), an Atlanta, Georgia-based financial applications company and its successor, CheckFree Corporation (formerly NASDAQ:CKFR). Mr. Bowers has provided strategic financial counsel to a range of organizations, including venture capital funds, public corporations and businesses considering listing on a national securities exchange. Mr. Bowers is a member of NAREIT, a board member of the Office Technology and Operations Council (“OTOC”), and a CPA who began his career in 1978 with Arthur Andersen & Company in Atlanta. Additionally, Mr. Bowers serves, or has served, on several non-profit boards, primarily in the educational, religious and medical service areas. He previously served for approximately 20 years as the Chairman of Woodward Academy’s Board of Governors in College Park, Ga., the largest college-preparatory private school in the continental United States, and also for approximately 20 years as the Chairman & Treasurer of Southwest Christian Hospice and Hope House Respite for Medically Fragile Children, both in Union City, Georgia. He currently serves as an Advisory Board member to the Harbert School of Business and The School of Accountancy at Auburn University.
Edward H. Guilbert, III has served as Executive Vice President — Finance, Treasurer, and Assistant Secretary since 2019. In this role, as well as in his previous roles of Senior Vice President — Finance and Treasurer and Senior Vice President — Financial Planning and Analysis, which he held since 2014, he is responsible for treasury and finance matters, forecasting, operational reporting, corporate financing, and investor relations. Mr. Guilbert joined Piedmont in 2007. He has approximately 20 years of real estate experience across a broad spectrum of roles, including acquisitions, asset management, loan asset management, dispositions, portfolio management, and structured finance, in addition to experience in several different asset types, including office, multi-family, retail and hotels. Mr. Guilbert’s experience includes previous tenures with WestWind Capital Partners, an advisor to a German open-end and closed-end real estate fund sponsor, and a real estate division of Goldman Sachs.

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Christopher A. Kollme has served as Executive Vice President — Investments and Strategy since October 2021. In this role, he is responsible for acquisitions, dispositions, and portfolio strategy. Prior to his transition to his current role, Mr. Kollme served as Executive Vice President — Capital and Strategy since joining the Company in 2017. In that role, he worked with the Piedmont senior management team to further establish and advance the strategic initiatives of the company and provided counsel on capital raising activities and banking relationships. Prior to joining Piedmont, Mr. Kollme served as Managing Director & Head of Real Estate Investment Banking for SunTrust Robinson Humphrey where he managed the origination of advisory and capital raising transactions on behalf of the bank’s public and private real estate clients. Mr. Kollme’s approximately 20-year career has also included tenures with Morgan Keegan & Company, Inc.’s Real Estate Investment Banking group as Managing Director & Group Head and Duke Realty as Vice President of Acquisitions.
Laura P. Moon has served as Senior Vice President and Chief Accounting Officer since 2007. She has approximately thirty years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all general ledger accounting, SEC and tax reporting functions. Prior to joining us, Ms. Moon served as Vice President and Chief Accounting Officer at our former advisor where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.
Alex Valente has served as Executive Vice President — Southeast Region since 2019. He is responsible for overseeing Piedmont’s Southeast Region operations, comprised of approximately six million square feet located in Atlanta and Orlando, including all development, leasing, asset management and transactional activity. During his over 15-years with Piedmont, he has worked on many complex tenant transactions including directly negotiating leases with some of our largest tenants. In addition to the Southeast, Mr. Valente has served several other of Piedmont’s markets including our Midwest and Northeast Regions. Mr. Valente is a member of NAIOP and a member of the board of the Cobb County Chamber, SelectCobb, and the Cumberland Community Improvement District.
George M. Wells has served as Executive Vice President and Chief Operating Officer since 2021. His responsibilities include leading our company’s asset and property management divisions and providing oversight to our construction management team with regard to developments, re-developments and tenant build outs. Prior to assuming this role, Mr. Wells served as Executive Vice-President — Real Estate Operations for two years and Executive Vice-President of our Southeast Region for approximately four years. Mr. Wells has over 30 years of commercial real estate experience including almost twenty years of service with Piedmont and its former advisor, and previous tenures with Lend Lease Real Estate Investments and Equitable Real Estate. Mr. Wells is a member of NAIOP.
Robert K. Wiberg has served as Executive Vice President — Northeast Region since 2019 and Head of Development since 2012. Prior to being appointed Executive Vice President for the Northeast Region, Mr. Wiberg served as Executive Vice President of the Mid-Atlantic region which was consolidated into the Northeast Region during 2019. Mr. Wiberg is responsible for all leasing, property management, asset management, and acquisitions and dispositions for approximately four million square feet of office space located in metropolitan Washington, D.C., Arlington, VA, Boston, and New York, as well as for various development projects throughout the portfolio. Mr. Wiberg’s previous work tenures include Brandywine Realty Trust, Prentiss Properties, Cadillac Fairview and Coldwell Banker (now CBRE). As a recognized industry leader, he has served on the board of directors of the Northern Virginia Chapter of NAIOP and the board of the Arlington Partnership for Affordable Housing and currently serves on the Executive Committee of board of the Ballston Business Improvement District.
There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors, and each officer serves until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal from office. The board of directors retains the power to remove any officer at any time.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES
INDEPENDENCE AND LEADERSHIP STRUCTURE
Each NYSE-listed company is required to have a majority of independent board members and a nominating/ corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines and, in accordance with NYSE rules, the board of directors has affirmatively determined that each of the following current board members is independent within the meaning of the NYSE’s director independence standards:
Kelly H. Barrett
Jeffrey L. Swope
Glenn G. Cohen
Venkatesh S. Durvasula
Mary M. Hager
Barbara B. Lang
Frank C. McDowell
Dale H. Taysom
C. Brent Smith, who serves as our President and Chief Executive Officer, is not independent.
Each of our board members is subject to re-election on an annual basis.
The board of directors has determined to separate the roles of Board Chair and CEO, and Mr. McDowell currently serves as Chair of the Board. The Chair is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chair of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.
BOARD COMMITTEES
Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Capital Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has adopted a written charter and complies with the listing requirements and other rules and regulations of the SEC and the NYSE, each as amended or modified from time to time. You can access each of our committee charters on the Investor Relations pages of our website at www.piedmontreit.com. The board of directors has also determined that each of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) and Ms. Barrett and Mr. Cohen meet the definition of an audit committee financial expert as defined under the Exchange Act and NYSE listing standards. Our Compensation Committee members satisfy the enhanced independence standards set forth in NYSE listing standards.

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The table below shows the current chairs and membership of the board and each standing board committee, the independence status of each board member and the number of board and board committee meetings held during the year ended December 31, 2022.
Director	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee(1)	Compensation Committee	Capital Committee
Frank C. McDowell	C		●	●
Kelly H. Barrett**	●	C	●
Venkatesh S. Durvasula	●				●
Glenn G. Cohen**	●	●		C	●
Mary Hager	●		●
Barbara B. Lang	●		C	●
C. Brent Smith*	●
Jeffrey L. Swope	●			●	C
Dale H. Taysom	VC	●			●
Number of 2022 meetings	9	6	4	6	5
C Chair   VC Vice Chair   ● Member   * Non-Independent Director   ** Financial Expert
(1)
Piedmont’s Nominating and Corporate Governance Committee has responsibility for overseeing Environmental, Corporate Social Responsibility, Health and Safety, and Sustainability matters.

Each member of the 2022 board of directors attended in excess of 75% of the board and committee meetings on which such director served during 2022.
We do not have a formal policy regarding board member attendance at our annual stockholder meetings. All of the individuals who were members of our board of directors at the time attended the 2022 annual meeting of stockholders virtually.
The Audit Committee
The Audit Committee assists the board of directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the system of internal controls which our management has established, risk assessment, the performance of our internal audit function, and oversight of our technology platform, including cyber risk assessment and management. The Audit Committee is also directly responsible for the appointment, independence, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee meets alone with our senior management, our internal audit personnel, and with our independent registered public accounting firm, which has free access to the Audit Committee.
The Compensation Committee
The Compensation Committee assists the board of directors in setting the overall compensation strategy and compensation policies for our executive officers and directors; overseeing the assessment of risk associated with the Company’s compensation policies and practice; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and evaluating the Chief Executive Officer’s performance in light of those goals and objectives. In addition, the Compensation Committee determines our Chief Executive Officer’s compensation, reviews and approves the compensation of other named executive officers and non-employee directors and administers our Second Amended and Restated 2007 Omnibus Incentive Plan (“2007 Omnibus Incentive Plan”).
The Nominating and Corporate Governance Committeee
The Nominating and Corporate Governance Committee assists the board of directors in identifying individuals qualified to serve on the board of directors consistent with criteria approved by the board of directors, recommending a slate of director nominees for election by our stockholders at the annual meeting of our stockholders, evaluating the independence of candidates for the board of directors, developing and

PIEDMONT 2023 PROXY STATEMENT	13

implementing the process necessary to identify prospective members of our board of directors, determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors, overseeing an annual evaluation of the board of directors, each of the committees of the board and management, developing and recommending to our board of directors a set of corporate governance principles and policies, periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors. Additionally, the Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and overseeing our governance practices, business ethics and corporate conduct, as well as reviewing and promoting the continuing education of our directors. Finally, the Nominating and Corporate Governance Committee also provides oversight of risks, policies, and guidance to the board regarding environmental, social and corporate governance (“ESG”) issues, trends and best practices (in conjunction with Compensation and Capital Committees, to the extent these committees address similar issues). The Nominating and Corporate Governance Committee receives quarterly reports from management regarding the Company’s ESG strategy, initiatives, and policies, including recommended changes necessary to comply with existing legal requirements or emerging trends and best practices and updates the board quarterly regarding such matters.
The Capital Committeee
The Capital Committee assists the board of directors by reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary, forecasting, and reporting processes, and reviewing and advising the board of directors on investment criteria and acquisition and disposition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals. The Capital Committee also provides oversight and counsel related to sustainability and wellness practices at the Company’s portfolio of properties.
SELECTION OF DIRECTORS
The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, outside legal counsel, the investment banking community, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees and will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria discussed below. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address.
In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and weigh those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors set forth below under “Board Membership Criteria.”

PIEDMONT 2023 PROXY STATEMENT	14

BOARD MEMBERSHIP CRITERIA
The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board to determine whether director refreshment is needed. The table below summarizes the key characteristics that are considered and which of our independent board nominees the board particularly relies on with regard to each characteristic.
Experience, Skill, or Characteristic	McDowell	Barrett	Cohen	Durvasula	Hager	Lang	Swope	Taysom
Audit committee financial expert		•	•
Financial experience	•	•	•	•	•	•	•	•
Chief executive or chief financial officer experience (with a preference for REIT-specific experience)	•	•	•	•	•		•
Public company experience	•	•	•	•		•
Industry specific knowledge	•	•	•		•		•	•
Strategic planning experience or expertise	•	•	•	•	•	•	•	•
Experience mentoring top level leaders	•	•	•	•	•	•	•	•
General management experience	•	•	•	•	•	•	•	•
Real estate development/ construction expertise	•	•		•	•		•	•
Investment banking experience
Racial diversity				•		•
Gender diversity		•			•	•
Risk management expertise	•	•	•
Marketing expertise	•			•		•	•
ESG Initiatives		•	•	•		•	•	•
International experience		•	•	•		•	•	•
Information security experience		•	•	•				•
The board considers all of these characteristics when assessing candidates for board membership. Other considerations included in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status and tenure as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, the board believes that a diverse membership having a variety of skills, styles, experiences, and competencies is an important aspect of a well-functioning board. Accordingly, the board believes that diversity, inclusive of gender and race, should be a central component in board searches, succession planning and recruiting. The board is committed to considering board slates that are as diverse as possible and that this is consistent with nominating only the most qualified candidates for the board who bring the required skills, competencies and fit to the boardroom.
It is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community. Further, the board annually considers each directors’ tenure on the Board with regard to the pre-established term limits further described below, as well as the board membership criteria above, and plans for refreshment as needed.

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BOARD SELF-EVALUATION PROCESS
Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the board complete a detailed, confidential questionnaire which provides for ratings in key areas and also seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate Governance Committee. Comments pertaining to Board Committees are shared with each respective Committee chairperson, and comments regarding the full board are shared with the full board. Matters requiring follow up are addressed by the Chair of the Nominating and Corporate Governance Committee, the Chair of the Board, or Chair of the applicable Board Committee, as appropriate.
MAJORITY VOTING POLICY
Our Bylaws provide for majority voting for the election of directors in uncontested elections. Therefore, each director nominee will be elected if he or she receives a majority of the votes cast. A majority of votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. To enhance the power of our stockholders to influence the composition of the board of directors, our Corporate Governance Guidelines provide that in an uncontested election of directors, any non-employee nominee who receives a greater number of votes AGAINST his or her election than votes FOR his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or board of directors’ action regarding whether to accept such resignations. However, if each member of the Nominating and Corporate Governance Committee was not elected at the same election, then the independent directors who were elected shall appoint a committee among themselves to consider such resignations and recommend to the board of directors whether to accept them. However, if the only directors who were elected in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignations.
TERM LIMITS
Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors.
RISK OVERSIGHT
The board of directors has specifically delegated responsibility for oversight of the enterprise risk assessment to the Audit Committee. The board of directors is involved in risk oversight through direct decision- making authority on significant matters as well as through the oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management including, but not limited to, reports detailing Piedmont’s risk related to its geographic, tenant, industry, and lease expiration concentrations as well as internal controls and cyber risk. Through its various committees, the board monitors acquisition, disposition, leasing, financing, and cyber activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings.
The Audit Committee monitors major issues regarding accounting principles and financial statement presentation and disclosures, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off- balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial

PIEDMONT 2023 PROXY STATEMENT	16

information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee annually reviews and discusses with management Piedmont’s major financial and cyber risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also briefed annually on Piedmont’s processes and policies with respect to risk assessment and risk management and the Audit Committee Chair is interviewed in conjunction with Piedmont’s annual risk assessment process. The Audit Committee is briefed annually on insurance coverage limits and any significant change in Piedmont’s insurance policies. Finally, the Audit Committee is briefed quarterly on monitoring of Piedmont’s code of ethics, whistleblower policy, and insider trading policies, cyber activities, information security matters, as well as quarterly REIT test and debt covenant compliance calculations. Piedmont’s Insider Trading policy specifically prohibits trading in the Company’s stock when an employee is aware of material, nonpublic information including, among other things, information concerning data security breaches or other cybersecurity events impacting the Company or any of its substantial tenants or business partners.
Cyber Risk Oversight
The Audit Committee, comprised of three independent members, all of whom have information security experience, oversees the Company’s management of cyber risk and is briefed quarterly on information technology and information security matters. Any significant issues identified would be reported to the board on a quarterly basis as well. Mr. Durvasula, who recently joined our board, also has significant cyber security experience. Although Piedmont has never experienced an information security breach or incurred any expenses related to an information security breach, the Company takes a very proactive approach to managing information security risk. During the year ended December 31, 2022, the Company engaged an external accounting firm to update its Information Technology Cybersecurity Risk Assessment. The results of the assessment were reported to the Audit Committee and the board of directors. An annual audit focusing on entity-level, application and information technology general computer controls is performed by an external audit firm. Vulnerability and penetration tests are also performed annually by a third party. The Company has an information security training and compliance program that all employees are required to participate in on a formal basis at least annually, with cybersecurity updates, notices, reminders, and simulated cyber-attacks emailed to all employees bi-weekly. The Company carries an information security risk insurance policy.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address several topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflicts of interest policy, that applies to all our employees, officers and directors. Where appropriate, the principles of the Code also extend to the Company’s business partners, vendors and suppliers. Certain employees, including among others, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions are required to read the policy and confirm their compliance on an annual basis and all employees, including management, are periodically required to participate in training sessions on workplace ethics, including anti-corruption. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.
Additionally, because some of Piedmont’s subsidiaries contract with various federal agencies (typically as a landlord, and sometimes as a construction manager), Piedmont and/or these affiliates are required to comply with certain rules regarding business ethics compliance programs and mandatory disclosure requirements in connection with the performance of government contracts and subcontracts. To help ensure adherence with these requirements, Piedmont has developed a Federal Government Contractor Business Ethics Compliance Program that outlines specific procedures to be followed, including annual training for relevant employees.

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ANTI-BRIBERY, CORRUPTION, AND MONEY LAUNDERING
All of Piedmont’s operations and employees are based in the United States. We typically lease to credit-worthy corporate tenants, the majority of whom are investment grade or nationally recognized corporations or governmental agencies. These corporations are subject to credit review procedures prior to being accepted as a tenant and our vendor list is compared to the Office of Foreign Assets Control database on a quarterly basis. We do not accept cash payments of any type and typically payments that we make or receive are not issued to or from individuals. We reserve the right to refuse to accept funds from or to do business with shell banks or customers whose funds we reasonably believe are derived from criminal activity or from a sanctioned source. Business gifts to governmental officials are strictly prohibited in accordance with Piedmont’s Code of Business Conduct & Ethics policy outlined above. Vendors must provide an IRS Form W-9 prior to receiving payment for their services and payments are annually reported to the IRS in accordance with the Internal Revenue Code. Piedmont has never been subject to a legal or regulatory fine, or settlement associated with violations of bribery, corruption, or anti-competitive standards.

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ENVIRONMENTAL AND SOCIAL MANAGEMENT COMMITTEES
Environmental & Social Steering Committee
The Environmental & Social Steering Committee (the “Steering Committee”) supports our on-going commitment to environmental, health and safety, corporate social responsibility, and other relevant public policy matters. The Steering Committee is co-chaired by our Chief Operating Officer and our Chief Financial Officer, both of whom report directly to our CEO. Other members of the Steering Committee include our Senior Vice President of Property Management, Vice President of Sustainability and National Initiatives, Senior Vice President of Human Resources, Chief Accounting Officer, and consultants as needed. The Steering Committee regularly reports to both the Chief Executive Officer and the Nominating and Corporate Governance Committee. The cross-functional team meets quarterly and assists our executive leadership team in:
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Setting general strategy relating to environmental and social matters;

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Developing, implementing, and monitoring initiatives and policies based on that strategy;

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Overseeing communications with employees, investors, and stakeholders with respect to environmental and social matters;

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Monitoring and assessing developments relating to, and improving the Company’s understanding of environmental and social matters;

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Efficient and timely disclosure of environmental and social matters to internal and external stakeholders; and

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Identifying and creating processes to manage risks and opportunities associated with climate change.

The Human Resources department, along with the support of the Regional Management team, facilitates and implements our social programs. To date, Piedmont has never been involved in a major environmental controversy or major controversy linked to human rights or corruption. As an owner/ operator of commercial office buildings, Piedmont does not produce consumer products and, as such, has never received a notice of violation for non-conformance with regulatory labeling and/or marketing codes or a legal/regulatory fine, settlement, or enforcement action associated with false, deceptive, or unfair marketing, labeling, and advertising.
Energy & Sustainability Committee
The Energy & Sustainability Committee is responsible for carrying out our environmental management policy and programs and is comprised of the Senior Vice President of Property Management, Director of Property Management Operations, Vice President of Sustainability and National Initiatives, Director of Engineering, all Regional Managers, and consultants as needed. The Energy & Sustainability Committee meets bi-weekly to determine how to effectively achieve our corporate environmental management targets.
Metrics and information reported by the committees are reviewed and approved by our Internal Audit department for consistency and accuracy prior to publication.

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CORPORATE SOCIAL RESPONSIBILITY
Human Rights
All individuals should be provided with equal opportunities and treated with dignity and respect. Piedmont intends to provide an environment that is pleasant, healthful, comfortable, and free from intimidation, hostilities, or other offenses that might interfere with work performance. Discriminatory conduct of any sort — verbal, physical, or visual — will not be tolerated, whether it is sexual or racial in nature or related to national origin, age, religion, citizenship status, disability, genetic predisposition, or any other characteristic protected by law. Piedmont applies this policy to all its employees, suppliers, and vendors, regardless of their geographic location. Further, the use of child or forced labor, either by the Company or, indirectly, by the Company’s vendors, is specifically prohibited. A copy of our Human Rights Policy is available on our website at www.piedmontreit.com under the ESG tab.
Social Justice
As the public discussion surrounding equality in our country continues, so do Piedmont’s efforts to train our employees to avoid any prejudice or discrimination. Piedmont is committed to demonstrating fairness, equality, and respect to all individuals that we interact with in our communities. Our commitment includes regularly monitoring and making any necessary changes to our own policies, conduct, and actions, as well as positively contributing to our communities.
Our Employees
As of December 31, 2022, we had 149 employees, with approximately one-third of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in local management offices located in each of the office markets we serve. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, security, housekeeping, and leasing. Approximately two-thirds of our workforce is salaried, with the remainder compensated on an hourly basis.
Piedmont is an equal opportunity employer. It is the policy of the Company, from recruitment through employment and promotion, to provide equal opportunity at all times without regard to race, color, religion, sex, national origin, age, disability, veteran’s status, genetic information, or any other characteristic protected by federal, state, or local anti-discrimination laws. Physical or mental disabilities will be considered only as they may relate to essential functions of each particular job, and only in accordance with applicable law. This policy of equal employment opportunity applies to all of Piedmont’s policies relating to recruitment and hiring, promotion, compensation, benefits, training, working conditions, termination and all other terms and conditions of employment.
We strive and are committed to hiring and supporting a diverse workforce which is reflective of the communities we serve and that fosters skilled and motivated people working together to deliver results in support of our core business goals and values. We encourage all employees, tenants, and vendors to mutually respect one another’s diversity in order to maintain a cohesive work environment that values fairness and equal treatment. Piedmont uses diversity and inclusion initiatives for both compliance obligations and to increase the overall bottom line with a more diverse workforce. We are a gold-level sponsor of Project REAP (Real Estate Associate Program), the industry’s leading nationwide effort to bridge the gap between multicultural professionals and the world of commercial real estate. Project REAP provides an 8-week educational program to diverse professionals on the foundations of the business and is taught by esteemed faculty and senior-level industry experts. In addition, we have established partnerships with two Historically Black Colleges and Universities (HBCUs), Morehouse College in Atlanta, GA and Howard University in Washington, D.C., whereby we sponsor a need-based Piedmont Office Realty Trust Scholarship Program. The program provides three years of scholastic support to selected rising sophomore students seeking a degree in economics, finance, accounting, engineering, or real estate. The scholarship also offers each student the

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opportunity to intern with Piedmont, acquire a firsthand experience in commercial real estate, and participate in a board level mentoring program. We believe that developing a diverse, talented, and skilled pipeline of future candidates for Piedmont and the commercial real estate industry begins with supporting the education and career paths of students today. Our hope is that the Piedmont Office Realty Trust Scholarship Program provides career success and an expanded knowledge of commercial real estate for participating students.
Additional statistical information regarding our workforce and details regarding Piedmont’s Diversity and Inclusion Initiatives are available on our website at www.piedmontreit.com under the ESG tab.
Performance & Career Development
The results that the Company achieves are determined in large part by how we perform — as individuals, as teams, and as a company. The means by which we focus our efforts, use our talents, manage our time and work together will also impact the degree of our success. Performance management is the organized method of monitoring results of work activities, collecting and evaluating performance results to determine achievement of goals, and using performance information to make decisions, allocate resources and communicate whether objectives are met. All employees receive an annual performance review. These evaluations are typically done in the same time frame as the review of annual incentive compensation.
Training & Education
In 2022, our training programs for our employees, managers, and contractors included professional training on workplace harassment and cybersecurity. In addition, employees and managers received communication, ethics, and safety training. Select managers also received individual management development. All employees receive information security training multiple times per year and cybersecurity updates, notices, reminders, and simulated cyber-attacks are emailed to all employees bi-weekly.
Health and Safety
The Company endeavors to maintain a safe and secure workplace for all of its tenants, contractors, and employees. The Company does not tolerate fighting, threats or other acts of violence against employees, co- workers, job applicants, clients, or vendors. The Company’s Employee Handbook prohibits workplace harassment and harassment of our employees by third parties, such as contractors, suppliers, vendors, and clients in conjunction with their work. Further, the Company provides medical, dental, vision, disability, and life insurance for each of its employees and their families. Piedmont has also made a number of adjustments to its property operations to insure the wellness of all occupants of our buildings. Some of these adjustments include redesigning common areas and expanding outdoor spaces; adding more touchless features throughout our properties, parking garages and amenity areas, heightened cleaning protocols, and increased fresh air ventilation and bi-polar ionized airflow where possible. Additionally, our entire portfolio has been awarded the WELL Health-Safety Rating by the International WELL Building Institute (“IWBI”). The WELL Health-Safety Rating is an evidence-based, third-party verified rating for all new and existing building and space types focusing on operational policies, maintenance protocols, stakeholder engagement and emergency plans to address a post-COVID-19 environment now and into the future.
Vendor Code of Conduct
The Piedmont Office Realty Trust, Inc. Vendor Code of Conduct (the “Vendor Code of Conduct”) describes Piedmont’s expectations of how its vendors conduct business. All vendors engaged in providing products and services to Piedmont are expected to embrace this commitment to integrity by complying with the Vendor Code of Conduct and communicating and enforcing the Vendor Code of Conduct provisions throughout their organization and across their supply chain, including to sub-vendors and subcontractors. We require that our vendors understand the requirements of the Vendor Code of Conduct, operate in accordance with the expectations outlined in the Vendor Code of Conduct and comply, at a minimum, with all applicable laws, rules, regulations, and standards within the geographies in which they operate. In addition, our standard vendor contract form requires our vendors to comply with our Code of Business Conduct and Ethics and policies on conflicts of interest and gifts. A copy of the Vendor Code of Conduct is available on our website at www.piedmontreit.com under the ESG tab.
Political Advocacy
Piedmont does not contribute to or make expenditures on behalf of any federal, state or local candidates for election, referenda, or initiatives; contribute to or make expenditures on behalf of political parties,

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contribute to or make expenditures on behalf of political committees or other political entities organized and operating under 26 U.S.C. Sec. 527 of the Internal Revenue Code (the “Code”), contribute to any charity or non-profit organization at the request of any federal, state or local governmental office holder or any candidate for such an office; donate Company time, resources, products or services to any of the foregoing, or pay for advertisements, printing or other campaign expenses. A copy of Piedmont’s Political Spending Policy is available on our website at www.piedmontreit.com under the ESG tab. During the year ended December 31, 2022, the company made no political contributions.
Corporate Responsibility and Charitable Giving Program
The mission of Piedmont’s Corporate Responsibility and Charitable Giving Program is not only to provide the highest quality services to our tenants daily, but also to help meet the needs of each local community that we serve by volunteering and/or financially supporting programs related to medical or human needs and children’s programs that improve the overall quality of life, particularly through charities tied to the real estate industry or our tenants.
Piedmont has established the Piedmont W. Wayne Woody Foundation (“PWW Foundation”) in memory of W. Wayne Woody, a former chairman of the board of directors, through which charitable contributions are distributed to various nonprofit organizations. Recipient organizations are 501(c)(3) entities that fit our charitable giving categories, including being non-discriminatory and non-political, and demonstrate fiscal and administrative stability.
In addition to financial contributions through the PWW Foundation, Piedmont recognizes the value and benefit of employee volunteerism and fully appreciates its positive impact on the community, the employees, and ultimately, the Company by promoting team building, collaboration, and unity. To promote volunteerism among Piedmont employees, the Company provides a matching program whereby an employee may request time away from work to support a community service project or activity. Preference is given to those organizations that are tied to real estate industry programs or that have a major tenant sponsorship. Our employees have partnered with Piedmont to donate thousands of dollars and hundreds of hours annually to numerous organizations in each of the markets that Piedmont serves.

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CORPORATE ENVIRONMENTAL RESPONSIBILITY
Environmental and Climate-Related Risk Management
At Piedmont, we consider sustainability to be a long-term commitment which we willingly undertake on behalf of all our stakeholders. Our stockholders and employees expect that our financial and human capital is used to support conserving our global environment and our tenants and local communities entrust us to reduce our dependence on finite resources and minimize land-fill waste. We follow the framework established by The Task Force on Climate-related Financial Disclosure (TCFD) which divides climate-related risks into two major categories: (1) risks related to the transition to a lower- carbon economy and (2) risks related to the physical impacts of climate change. Our ESG Steering Committee has completed a risk assessment to identify the physical and transitional risks that are most likely to impact our business. The risk assessment is updated annually, or as new information is learned. Additionally, we have performed a detailed analysis of each region’s physical, transitional, and regulatory climate risks to identify the climate risks associated with each of our assets and inform our investment decisions regarding building resilience, upgrades, future market expansions, and any necessary adjustments to our existing metrics and targets. For a more detailed discussion of the physical and transitional risks that we have identified and our efforts to mitigate them, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.
Environmental Management System
Our Environmental Management System is is aligned with ISO 14001:2015 and is comprised of programs and policies that align with our identified risks. It is a continuous improvement model that allows us to update, expand, and improve our approach over time. In addition to addressing identified risks, our Environmental Management System also presents opportunities to drive down operating costs while providing additional tenant amenities such as electric vehicle charging stations, expanded access to recycling and organics composting, and healthier work environments. Over the past several years, we have developed and continue to refine our Environmental Management System to best align with our climate change risks. We strive to own and manage workplaces that are environmentally conscious, productive, and healthy for our tenants and employees by:
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Empowering our property teams with the data and tools to sustainably manage their buildings;

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Leveraging industry partnerships with BOMA, ENERGY STAR, U.S. Green Building Council, and GRESB to verify and advance the environmental performance of our assets;

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Implementing programs that continually improve our environmental performance and manage our climate change risk; and

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Setting performance targets that demonstrate our commitment.

Key tools and strategies that we employ to reduce our environmental impact include:
Data and Tools
Environmental Management System Software
We partner with Schneider Electric and utilize their Resource Advisor software to continually track and manage our environmental data, metrics, and targets. Each of our property, regional, and corporate management teams use Resource Advisor for ongoing energy, GHG Emissions, and water project tracking and performance monitoring at the site, regional, and corporate levels. We benchmark our properties against one another based on: ENERGY STAR score, site energy use intensity (kBtu/SF), and water use intensity (gallons/SF).
Real-time Energy Monitoring
We partner with iesMACH to provide real-time energy monitoring at all of our managed buildings, as well as to receive regular training and sharing of best practices.
Technology Pilots
We have adopted a technology review process that helps us test new opportunities and leverage them when and where appropriate. We have deployed pilots with Schneider Electric’s Building

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Advisor platform and the InSite Intelligence Platform that go beyond the traditional building control system and can be considered Fault Detection and Diagnostics software, which identify anomalies in the performance of critical equipment such as boilers, chillers, air handling units, pumps, exhaust fans, etc. In addition, we have deployed WellStat, a real-time indoor air quality monitoring system, at several of our buildings.
Training
All levels of Piedmont employees participate in events throughout the year with BOMA, NAREIT, NAREIM, and NAIOP which regularly cover environmental and climate change topics. In addition, we provide formal, on-demand, environmental training to all of our employees covering topics such as:
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climate change;

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environmental impacts of the commercial real estate industry; and

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guidelines around Piedmont’s efforts to reduce its environmental impact.

Additional details of our energy management strategy can be found in our Environmental Management Policy available on our website, www.piedmontreit.com under the ESG/ Environmental tab.
Industry Partnerships
We leverage industry partnerships including BOMA, ENERGY STAR, IWBI, U.S. Green Building Council, Green Lease Leaders, and GRESB to confirm and advance the environmental performance of our assets. During 2022, we were recognized as an ENERGY STAR® Partner of the Year for the second consecutive year, as well as an ENERGY STAR® Certification Nation Premier Member, and selected as a 2022 Green Lease Leader by the Institute for Market Transformation and the U.S. Department of Energy’s Better Buildings Alliance. We also made our inaugural submission to the GRESB Real Estate Assessment, achieving an overall 4 star designation and “Green Star” recognition. Finally, we are among five companies nationwide with the most BOMA360 certified buildings. Regarding our industry partnerships:
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We certify all eligible properties to ENERGY STAR every year. Ineligible properties include those that are tenant-managed, have low occupancy, or have a score under 75. During 2022, we increased the average ENERGY STAR score of our portfolio to 81, up from 79 in 2021.

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We certify every eligible property to BOMA 360 every three years. Ineligible properties include those that are tenant-managed or have low occupancy.

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Our LEED O&M assets are routinely re-certified as required by the LEED program.

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The Green Lease Leader program recognizes landlords, tenants and partnering real estate practitioners from a variety of sectors that incorporate green leasing to drive high-performance and healthy buildings. Piedmont was awarded the Silver recognition for using green leases to protect occupant health, increase energy efficiency, modernize buildings and improve tenant-landlord relationships.

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We continue to explore other 3rd party certification opportunities that further demonstrate our commitment to providing healthy, environmentally and socially conscious workplaces as they arise During 2022, we submitted our portfolio and building data to the GRESB Real Estate Assessment for the first time. In addition to understanding our performance compared to our peers, this endeavor allowed us to utilize GRESB’s Transition Risk Report and TCFD Alignment Report as a third party review of our current strategies and identify future areas for advancement.

As of December 31, 2022, approximately 87%, 95%, 50%, of our eligible portfolio was ENERGY STAR, BOMA 360, and LEED certified, respectively.
Programs
Property-Level Sustainability Plans
Each property team maintains Energy & Sustainability Action Plans. These action plans are used to track progress on identified action items and ultimately ensure progress towards our ESG goals. To spread those best practices across our other properties, we summarize the most impactful strategies into a list of Best Practices. This list includes recommended actions for improving the building envelope, lighting, and building control system.

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Annual Energy Competition
We sponsor an annual energy-savings competition among our engineering teams. The criteria of the competition are based on energy-saving analysis from our real-time energy platform in combination with property engineering team engagement with our data tools. Monthly reports are provided via email and are also available in real time in our iES MACH platform so that teams can consistently track their progress. At the end of the year, our Vice President of Sustainability and National Initiatives, Director of Engineering, and energy consultant host a meeting for all property managers and engineers to offer training, share best practices, and announce the winning team.
Retro-commissioning Program
The Energy & Sustainability Committee annually reviews performance metrics of all buildings and takes any operational changes into consideration, then identifies the properties that should undergo retro-commissioning the following year.
Renewable Energy Procurement
We work with our energy supply partner, Schneider Electric, to include renewable energy alternative clauses in our supply contracts as they renew. Incorporating renewable energy into our energy supply will provide an additional method to reduce our market-based GHG emissions and make progress towards our environmental goals.
LED Upgrade Program
Our teams have been aggressively pursuing LED upgrades over the past few years. Over 90% of our exterior lighting and over 70% of our interior landlord-controlled lighting has been upgraded to LED. We recently invested approximately $12 million in HVAC and lighting improvements which contributed to a 5% year-over-year reduction in our energy intensity.
Tenant Engagement
Tenant activities can contribute to or hinder our success and it is our responsibility to engage with them to ensure they can help us be successful. Our property teams collect and analyze tenant feedback via our Kingsley Survey that is conducted every two years. We track the energy and water usage of all Piedmont-managed buildings and enter it into ENERGY STAR Portfolio Manager monthly. This information, as well as each building’s ENERGY STAR score, is available to tenants upon request. Additionally, our teams share information with tenants via email communications and newsletters. Contents may include information about community events such as bike-to-work day, resources provided by the local utility company with energy-saving recommendations, or on-site e-waste collection events. In accordance with the Sustainability Accounting Standards Board (“SASB”) disclosure IF-RE-410a.1, we track the portion of our tenants with green leases, and in accordance with SASB Disclosure IF-RE- 410a.2, we track the portion of our tenants with separate electricity and water meters.
Performance Metrics and Targets
We have committed to performance targets that align with the U.S. Department of Energy Better Buildings Challenge over 10 years. Our performance targets, which comply with the framework established by the SASB, for energy, water, and GHG emissions intensity and waste diversion rate are as follows:
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Energy Intensity (kBtu/SF): Achieve a 20% reduction in portfolio energy use intensity from 2016 by 2026;

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Water Intensity (gallons/SF): Achieve a 20% reduction in portfolio water use intensity from 2018 by 2028;

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GHG Emissions Intensity (Scope 1 and 2): Achieve a 20% reduction in portfolio GHG emissions (Scope 1 and 2) intensity from 2018 by 2028; and

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Waste Diversion Rate (percentage of waste diverted from landfill): Divert at least 50% of our waste from landfill by 2030.

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For further details on our Environmental Management Policy, initiatives and goals, and an update on our progress against these targets, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.
Green Finance
Piedmont periodically issues Green bonds, the proceeds from which are allocated to Eligible Green Projects which are defined as investments: (a) in buildings, developments, redevelopments, existing building renovations, and tenant improvements, in each case, that have received, or are expected to receive, a LEED Certified, Silver, Gold or Platinum certification (or similar BREEAM standards); (b) that increase energy efficiency; (c) in sustainable water and wastewater management systems; and (d) in renewable energy. The allocation of the net proceeds of the green bond offering must be to projects completed in the three years prior to the issuance of the notes or during the term of the notes. For more information, please refer to our website, www.piedmontreit.com under the ESG tab.

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STOCKHOLDER ENGAGEMENT AND OUTREACH
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we meet with our investors to share our perspective and to solicit their feedback on our strategy and performance. During 2022, our executive management team participated in several investor conferences and held hundreds of individual meetings with our investors and analysts. Periodically, we also hold investor days where our management team meets with stockholders and industry research analysts to discuss our strategy and performance and respond to questions, as well as to tour selected properties in our portfolio. Further, our board has periodically invited significant investors to meet with them directly and our management team has periodically engaged third parties to conduct perception surveys so that we can hear our stockholders’ perspectives and opinions about the Company as we believe the insights provided by our stockholders provide valuable information to be considered in our strategic decisions. Our Charter states that our stockholders have the right to amend the Bylaws.

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COMMUNICATIONS WITH STOCKHOLDERS OR OTHER INTERESTED PARTIES
We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chair of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, ESG programs, business ethics or corporate conduct, the concern may be submitted in writing to the Chair of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Board Chair or with the non-management directors as a group may do so by writing to our Board Chair at our headquarters address.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to our 2022 compensation of our President and Chief Executive Officer (“CEO”), Chief Financial and Administrative Officer (“CFO”) and three other most highly compensated executive officers for the year ended December 31, 2022 (our “NEOs”).
2022 Performance Highlights
Despite facing a challenging operating and economic environment during 2022, we were able to accomplish a number of key objectives for the year, including:
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the execution of approximately 2.2 million square feet of leasing at meaningfully higher rental rates, including the largest amount of annual new tenant leasing since 2018;

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the completion of a strategic Midtown Atlanta acquisition, 1180 Peachtree Street, paired with several non-core dispositions that furthered our concentration in the SunBelt to over two-thirds of our annualized lease revenue;

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strengthening our cash position and increasing liquidity ahead of our 2023 debt maturity and bolstering our balance sheet;

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awarded Energy Star Partner of the Year for the second consecutive year, one of less than a hundred U.S companies and the only Southeastern office REIT, to be selected;

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made our inaugural submission to GRESB, earning an overall 4 star designation and Green Star Recognition.

Key financial metrics for the year ended December 31, 2022 included:
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Core Funds From Operations (“Core FFO”) per share was $2.00 per diluted share, a $0.03 increase compared to the year ended December 31, 2021, despite an approximate $14.4 million, or $0.12 per diluted share increase in interest expense, primarily as a result of higher interest rates on our variable rate debt and elevated debt balances during the last half of the year due to the acquisition of 1180 Peachtree Street.

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Same Store Net Operating Income (“Same Store NOI”) — cash basis, which was originally forecast to remain flat, increased 1.9% over 2021.

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Annual average net debt-to-Core EBITDA ratio, which was also impacted by the temporarily elevated debt balances during the third and fourth quarter, ended the year at a more normalized 6.0x.

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Our TSR, as well as the TSR for our peer companies, declined sharply for the three-year performance period ended December 31, 2022, reflecting a 51% loss and bottom third percentile ranking compared to our peers.

2022 Compensation Highlights
Our Compensation Committee noted the following compensation highlights for the year ended December 31, 2022:
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Performance-Based Compensation.   The majority of our executive compensation program is performance-based with payouts under our Short-Term Cash Incentive Compensation Plan (“STIC”) and the Performance Share Component of our Long-Term Equity Incentive Plan (“LTIC”) calculated in accordance with board-approved, pre-established formulas. Payouts under these performance-based plans were reduced as follows:

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2022 STIC.   Payouts under the STIC were calculated in accordance with the formula and performance goals established by the board in early 2022 and based on this formula, we achieved approximately 97% of our STIC target, with our CEO’s individual STIC award representing his established target.

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2020-2022 Performance Shares.   Our TSR for the three-year performance period ended December 31, 2022 was a 51% loss and ranked in the bottom third percentile compared

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to our peers, resulting in a payout of 62.5% of target level for the performance share component of our LTIC plan. The terms of our Performance Share Program include a provision that any shares that would have been earned above target levels are subject to a reduction of up to 30% for negative absolute TSR performance.
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2021 Deferred Stock Units.   Stock units presented in the 2022 Summary Compensation Table presented below were calculated pursuant to the 2021 LTIC in accordance with the formula and performance goals established in early 2021. Based on this formula, the 2021 LTIC award pool was approved at approximately 119% of target and issued in the form of deferred stock units in early 2022.

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Thoughtful Evaluation of Compensation Program.   The Compensation Committee continues to review current best practices and made the following modifications to the 2022 compensation program in early 2023:

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Time-Based Grants of Deferred Stock Units.   Historically, half of our NEOs’ LTIC opportunity has been comprised of annual deferred stock units. The deferred stock units have been granted in arrears (e.g. in early 2023 for the 2022 performance period) and, in accordance with SEC rules, included in the Summary Compensation Table in the year granted. Beginning with the 2023 performance period, the Compensation Committee decided to conform the Annual Deferred Stock Unit component of our LTIC plan to prevailing market practice by decreasing the percentage of our NEOs’ LTIC opportunity allocated to annual deferred stock units to 40%, and granting discretionary, time-based awards at the beginning of each calendar year with no immediate vesting. As such, in accordance with SEC rules, the deferred stock units awarded in early 2023 for both the 2022 (in arrears) and 2023 (prospective) performance periods will be included in the 2023 Summary Compensation Table; however, beginning in 2024, awards will be granted and included in the Summary Compensation Table in the same year. Awards will vest over a four-year period, beginning on the anniversary of the date of grant.

Consideration of “Say on Pay” Voting Results and Key Compensation Highlights
At our 2022 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 96% of stockholder votes cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our 2022 compensation programs include a number of best practices such as:
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Our compensation of our Chief Executive Officer generally places a greater emphasis (85%) on variable, performance-based compensation than typical market practice;

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64% of our Chief Executive Officer’s pay opportunity is in the form of long-term, equity based compensation;

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50% of the target for our LTIC Plan is delivered in the form of performance shares, which are earned based on our multi-year TSR relative to our peers;

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All of our short-term and long-term incentive programs contain caps on payouts;

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Our performance share program includes absolute TSR modifiers which reduce above target payouts in the event of negative absolute TSR;

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The quantitative metrics of our STIC program are tied to operational, financial, or market performance measures derived from our annual business plan, and our Compensation Committee reserves the right to decrease payouts in their discretion;

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Our employment agreements with our Chief Executive Officer, Chief Financial and Administrative Officer and all other officers with employment agreements contain “clawback” provisions, which require them to reimburse us for incentive-based compensation they have received if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws (see “Executive Clawback Provisions” below for further details);

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Our NEOs and directors are required to meet stock ownership guidelines;

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Our executive officers are required to hold any shares received pursuant to our 2007 Omnibus Incentive Plan for a minimum of one year after vesting;

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Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

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We award minimal perquisites and no supplemental executive benefits to our NEOs; and

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We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2022, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancement of TSR.
Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.
The objectives of our executive compensation programs are:
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to attract and retain candidates capable of performing at the highest levels of our industry;

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to create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

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to reflect the qualifications, skills, experience, and responsibilities of each NEO;

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to link incentive compensation levels with the creation of stockholder value;

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to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership; and

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to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation Committee Responsibilities
Our executive compensation program is administered by the Compensation Committee. The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy at least annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.
With respect to the compensation of our Chief Executive Officer, the Compensation Committee is responsible for:
•
reviewing and approving our corporate goals and objectives with respect to the compensation of the Chief Executive Officer;

•
evaluating the Chief Executive Officer’s performance considering those goals and objectives; and

•
determining the Chief Executive Officer’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits) based on such evaluation.

With respect to the compensation of NEOs other than the Chief Executive Officer, the Compensation Committee is responsible for:
•
reviewing and approving the compensation; and

•
reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

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Role of the Compensation Consultant
To assist in establishing our 2022 compensation plans and analyzing competitive executive compensation levels for 2022, the Compensation Committee utilized the services of Ferguson Partners Consulting L.P. (“FPC”), a nationally recognized compensation consulting firm. FPC was not engaged by management to perform any work other than routine personnel searches and the Compensation Committee considered FPC to be independent regarding services performed on its behalf during 2022.
During 2022, FPC provided advice and recommendations regarding our short and long term incentive compensation plans for our employees, including our NEOs. In addition, FPC provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2022 executive compensation program.
The FPC compensation consultant periodically attended Compensation Committee meetings as requested by the Compensation Committee and consulted with our Compensation Committee Chair, our Senior Vice President of Human Resources, our Chief Executive Officer, and our Chief Financial Officer as directed by the Compensation Committee on compensation related issues.
Compensation Consultant Independence Assessment
During 2022, the Company requested and received information from FPC addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FPC is independent and that the work of FPC did not raise any conflict of interest.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer reviews the performance of each of the other NEOs and considers the recommendations of our independent compensation consultant regarding each of the other NEOs. Based on this review and input, he makes compensation recommendations to the Compensation Committee for all the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by our independent compensation consultant. The Compensation Committee retains full discretion to set all compensation for the executive officers.
Market Reference and Benchmark Compensation Data
In October 2022, FPC provided our Compensation Committee with a competitive market analysis of our NEOs’ pay levels relative to the practices of a peer group of 13 public REITs. The peer group includes companies that either primarily invest in office properties or select other REITs that may invest in other asset classes but are similar in terms of size and scope of operations. In addition, companies that were recommended were generally no less than half the size and no more than two and a half times as large as Piedmont. The overall composite of the peer group is constructed so that Piedmont is at the approximate median in terms of implied market capitalization. The peer group utilized for 2022 was consistent with the peer group utilized for 2021. The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in October 2022:

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Company ($)	Implied Equity Market Capitalization ($)	Total Capitalization ($)	Sector
Acadia Realty Trust	1.2	3.7	Retail REIT
American Assets Trust, Inc.	2.0	3.6	Diversified REIT
Brandywine Realty Trust	1.2	3.2	Office REIT
Corporate Office Properties Trust	2.6	4.9	Office REIT
Cousins Properties Incorporated	3.5	5.9	Office REIT
Easterly Government Properties, Inc.	1.6	2.9	Office REIT
Empire State Realty Trust, Inc.	1.8	4.2	Diversified REIT
Highwoods Properties, Inc.	2.9	5.8	Office REIT
JBG SMITH Properties	2.4	4.5	Office REIT
LXP Industrial Trust	2.6	4.3	Industrial REIT
Paramount Group, Inc.	1.5	5.8	Office REIT
Tanger Factory Outlet Centers, Inc.	1.5	3.0	Retail REIT
Elme Communities (fka Washington Real Estate Investment Trust)	1.5	2.1	Residential REIT
Median	1.8	4.2
Piedmont Office Realty Trust, Inc.	1.3	3.0	Office REIT
($ in billions)
We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In October 2022, FPC provided our Compensation Committee with an analysis of our NEO’s 2022 target pay opportunity relative to the compensation paid to executives employed by the peer group above in comparable positions. The analysis utilized the most recently filed proxy for each company in the peer group and FPC’s proprietary compensation database. The pay opportunities of our CEO, CFO, and COO were benchmarked to the peer group based on positional match as disclosed in 2022 proxy statements. Both proxy data and supplemental peer group data for applicable benchmark peers based on FPC’s proprietary compensation database were utilized for Mr. Kollme and Mr. Wiberg’s pay analysis. Benchmark results were generally as follows:
Total 2022 Benchmark Compensation(1)
(in thousands)		25th Percentile	50th Percentile	75th Percentile	Average
President and Chief Executive Officer	Proxy Data of Peer Group	$4,402	$4,942	$7,328	$5,701
EVP, Chief Financial and Administrative Officer	Proxy Data of Peer Group	$1,780	$2,001	$2,560	$2,335
EVP — Investments and Strategy	Proxy and Supplemental Data of Peer Group	$997	$1,151	$1,444	$1,266
EVP — Chief Operating Officer	Proxy Data of Peer Group	$1,750	$1,758	$1,940	$1,830
EVP — Northeast Region and Co-Head of Development	Proxy Data and Supplemental Data of Peer Group	$982	$1,287	$1,851	$1,487

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(1)
Total 2022 Benchmark Compensation includes most recently reported base salary, target annual cash incentive, target long-term equity incentives (if target is not reported, market or notional value of equity award on grant date) for peer companies.

Additional results of the benchmark peer data included the following key findings:
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On an absolute dollar basis, Piedmont is slightly below the 25th percentile of the Peer Group.

•
On a size-adjusted basis, Piedmont approximates the median in terms of aggregate NEO compensation as a percentage of implied market capitalization.

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Piedmont’s incentive compensation structure including the STIC and LTIC is strongly performance based and is top of the market in terms of pay-for-performance alignment.

•
Our CEO’s target pay opportunity is approximately 10% below the median of the peer group.

In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities; and individual performance of each NEO during their tenure with Piedmont.

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ELEMENTS OF 2022 EXECUTIVE COMPENSATION
Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however no particular weight is assigned to an individual item:
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market data provided by the compensation consultant;

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comparability to compensation practices of other office REITs of similar size;

•
our financial resources;

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the executive officer’s experience, scope of responsibilities, performance and prospects;

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internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

•
individual performance of each NEO during the preceding calendar year.

In February of 2022, after considering the recommendations made by FPC, as well as the Chief Executive Officer’s feedback regarding individual performance on all NEOs other than himself, our Compensation Committee awarded salary increases to each of our NEOs ranging from 1-4% with the exception of Mr. Smith, whose salary was increased approximately 8% to bring his total pay more in line with the median of the reference peer group (see Market Reference and Benchmark Compensation Data above).
Short-Term Cash Incentive Compensation Plan
We provide an annual STIC Plan for our NEOs that sets forth target cash incentive payments as a percentage of each NEO’s base salary as follows:
	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
Name and Position	Threshold	Target	Maximum
C. Brent Smith President and Chief Executive Officer	67.5%	135%	202.5%
Robert E. Bowers EVP — Chief Financial Officer and Administrative Officer	50%	100%	150%
Christopher A. Kollme EVP — Investments and Strategy	50%	100%	150%
George M. Wells EVP — Chief Operating Officer	50%	100%	150%
Robert K. Wiberg EVP — Northeast Region and Head of Development	35%	70%	105%

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The actual amounts earned under the STIC Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the 2022 STIC Plan:
NEO 2022 Short Term Incentive Plan
All of the performance measures established by the Compensation Committee for 2022 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Strategic Priorities (including ESG) measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the Chief Executive Officer’s assessment of each NEO’s performance other than his own, as well as the board’s assessment of certain overall corporate goals, such as relative ESG performance as compared to our peers. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan and were considered achievable, but not without above average performance. 2022 target and actual performance for each of the STIC performance goals were as follows:
Performance Measure	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Actual Performance	% Over (Under) Performance
Core FFO per share relative to budget	$1.89	$1.99	$2.09	$2.00	0.5
Net Debt to Core EBITDA relative to budget (in x)	6.0	5.7	5.4	6.0	(5.3)
Increase in Same Store Net Operating Income (Cash)	-2.5%	0.0%	2.5%	1.9%	37.8
Leasing Volume: (in thousands of square feet)
New SF Leasing	760	1,013	1,267	762	(24.8)
Renewal SF Leasing	426	568	709	1,369	141.2
Strategic Priorities (including ESG)		Qualitative		Target
Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a key factor for equity analysts and when present or potential stockholders make investment decisions about our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO on pages 39 and 40 of our Annual Report on Form 10-K for the year ended December 31, 2022.

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Net Debt to Core EBITDA is important because maintaining the appropriate capital structure, including the magnitude of total debt relative to our earnings, is critical to the overall financial strength of the Company. Additionally, as a REIT, we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and proactively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings. Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting. For 2022, this metric was negatively impacted by elevated debt balances during the latter half of the year as a result of the acquisition of 1180 Peachtree Street in Midtown Atlanta, ahead of dispositions completed at year end.
Same Store NOI is important as a supplemental comparative performance measure, which measures income generated from the same group of properties from one period to the next. The measure is an area of focus for equity analysts and our current and prospective investors. Every 1% variance in performance in this measure increases or decreases the targeted award by 2.5%, based on relative weighting.
Leasing Volumes are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and long-term growth of our funds from operations and value of our equity securities. Targets are directly tied to our annual business plan. Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting. Although we completed the largest amount of annual new tenant leasing since 2018 during 2022, we fell short of our aggressive new tenant leasing target established as of the beginning of the year.
Strategic Priorities, including ESG, are considered important as they allow the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured by purely quantitative metrics. For 2022, our Compensation Committee and the board of directors considered the management team’s ESG accomplishments, including earning ENERGY STAR® Partner of the Year for the second consecutive year and submitting its information to GRESB for the first time, as well as the Company’s progress on various diversity and inclusion initiatives. Further, the Compensation Committee and the board of directors considered the strong leasing results achieved and management’s successful balance sheet management, including addressing near-term debt maturities. As a result of these considerations, our Compensation Committee and the board of directors determined to assess the achievement of the strategic priorities component within our NEO’s STIC Plan at slightly above target level for our CEO and target level for our other NEOs.
Based on the above performance metrics in the aggregate, the STIC payout pool was approximately 97% of target for the year, with individual awards subject to further adjustment based on individual performance and other considerations as described below.
Actual awards are calculated based on performance against the above metrics with performance below threshold for an individual component resulting in no payout for that particular component and out performance for each component being capped at 150%. In February 2023, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the Chief Executive Officer’s assessment of each of the other NEO’s performance; and (iii) assessing the Chief Executive Officer’s performance, the Compensation Committee determined actual awards for the 2022 performance period for each individual NEO as follows:
Name	2022 Target Annual Incentive ($)	2022 Actual Annual Incentive ($)	2022 Actual Annual Incentive as a% of Target
Mr. Smith	877,500	877,500	100%
Mr. Bowers	455,000	440,000	97%
Mr. Kollme	363,750	340,000	93%
Mr. Wells	375,000	365,000	97%
Mr. Wiberg	248,500	230,000	93%

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Long-Term Incentive Compensation Plan
The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals and to foster employee retention. Each NEO’s annual LTIC target opportunity is divided equally between a multi-year Performance Share Program (the “Performance Share Program”) and an Annual Deferred Stock Unit Opportunity. In accordance with accounting rules, a grant date for the Performance Share Program is established at the beginning of the year when the Compensation Committee and the board of directors approve a new multi-year plan; however, a grant date for the Annual Deferred Stock Unit Opportunity is not established until the subsequent year once it has been determined whether the performance criteria were met. SEC rules require the grant date fair value of the Performance Share Program, assuming target performance over the applicable three-year period, to be included in the Summary Compensation Table in the year that the plan is established but the deferred stock units to be included in the calendar year when they are awarded, which is subsequent to the performance period. As such, the following discussion pertains to the 2022-24 Performance Share Program, although the actual payout of shares will not be determinable until early 2025, and the 2021 Annual Deferred Stock Units that were awarded in early 2022.
The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the LTIC Plan:
NEO Long-Term Incentive Compensation Plan:
50% Performance Share Program/50% Deferred Stock Unit Opportunity
Performance Share Program. The purpose of the Performance Share Program is to motivate and reward long term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. Performance cycles overlap, with a new three-year performance cycle beginning each year. The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company based upon actual relative performance against the board-determined peer group.
The peer group for each of our active Performance Share Programs was established at the beginning of the Performance Period and included the following companies:
2022-24	2021-23 and 2020-22	Reason for Change
Brandywine Realty Trust	Brandywine Realty Trust
City Office REIT, Inc.	Columbia Property Trust, Inc.	Acquired
Corporate Office Properties Trust	Corporate Office Properties Trust
Cousins Properties Incorporated	Cousins Properties Incorporated
Douglas Emmett, Inc.	Douglas Emmett, Inc.

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2022-24	2021-23 and 2020-22	Reason for Change
Empire State Realty Trust, Inc.	Empire State Realty Trust, Inc.
	Equity Commonwealth	Limited office properties
Franklin Street Properties Corp.	Franklin Street Properties Corp.
Highwoods Properties, Inc.	Highwoods Properties, Inc.
Hudson Pacific Properties, Inc.	Hudson Pacific Properties, Inc.
JBG SMITH Properties	JBG SMITH Properties
Kilroy Realty Corporation	Kilroy Realty Corporation
Orion Office REIT Inc.	Veris Residential (fka Mack-Cali Realty Corporation)	Transitioned to multi-family
Paramount Group, Inc.	Paramount Group, Inc.
Vornado Realty Trust	Elme Communities (fka Washington Real Estate Investment Trust)	Transitioned to multi-family
The peer group used for the performance share program includes many of the same companies that our compensation consultant uses for market reference and benchmarking purposes (See “Market Reference and Benchmark Compensation Data” above); however, peers chosen for the performance share program are typically chosen based on the asset class and geography of their portfolio, whereas peers chosen by our compensation consultant for market reference and benchmarking purposes are typically chosen because they fit a desired size or cost of living profile so as not to unfairly skew the market compensation data used for comparison purposes.
Participants in the Performance Share Program have a defined target award expressed as a number of shares. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR is at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will generally be determined by linear interpolation. The following table sets forth the status of each active Performance Share Program as of December 31, 2022:
	TSR Percentile Rank as of December 31, 2022	Actual or Estimated Payout Percentage of Target Based on Percentile Rank as of December 31, 2022
2020 – 22 Performance Share Program	31st	63% (Actual)
2021 – 23 Performance Share Program	27th	53% (Estimated)
2022 – 24 Performance Share Program	47th	93% (Estimated)
The range of shares that could be earned by each NEO for the 2022 – 24 performance period is set forth in the Grants of Plan Based Awards table below.
Annual Deferred Stock Unit Opportunity. The Annual Deferred Stock Unit Opportunity that comprises the other half of our NEO’s LTIC opportunity is based upon an annual targeted dollar value of deferred stock units, as determined by the Compensation Committee, which may be increased or decreased based on performance. While such measures establish a framework for the Compensation Committee to evaluate performance, the actual award is ultimately established by the Compensation Committee in its sole discretion irrespective of actual performance.
The performance targets that the Compensation Committee established for the quantitative metrics for the 2021 performance period directly correlate to the Company’s annual business plan and were considered achievable, but not without above average performance. The following table sets forth the target goals for each of the quantitative measures as well as the actual results for each performance measure (dollars in millions except for per share amounts):

PIEDMONT 2023 PROXY STATEMENT	39

	2021 Goal
Measure	Threshold	Target	Maximum	Actual
Core FFO Relative to Budget (per share)	$1.81	$1.91	$2.00	$1.97
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget (in millions)	$198.5	$220.6	$242.6	$235.3
Actual General and Administrative Expense Exclusive of STIC and LTIC Expense Relative to Budget (in millions)	$19.5	$17.7	$16.2	$15.9
Board Discretion/Individual Performance	Qualitative	Qualitative	Qualitative	Target

Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a key factor for equity analysts and when present or potential stockholders make investment decisions about our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO on pages 39 – 40 of our Annual Report on Form 10-K for the year ended December 31, 2021.
Actual Adjusted Funds from Operations (“AFFO”) Before Capital Expenditures vs Budget is a non-GAAP financial measure that more closely mirrors the actual cash flow generated by the company in that it removes certain non-cash revenue and expense items such as the effect of straight-line rents which are not adjusted when computing FFO in accordance with the definition established by NAREIT. AFFO is considered important because it measures the Company’s ability to fund dividends and debt repayments, as well as acquisitions and other capital expenditures. See the definition of AFFO and the reconciliation of GAAP net income to AFFO on pages 39 – 40 of our Annual Report on Form 10-K for the year ended December 31, 2021.
Actual General and Administrative Expense Exclusive of STIC and LTIC Expense Relative to Budget is a non-GAAP financial measure that is considered important because it measures how efficiently we manage our controllable overhead expenses such as corporate labor, professional services, and stockholder communication expenses, among others.
The Board Discretion/Individual Performance component allows the Compensation Committee to appropriately recognize aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics, including progress regarding environmental and social goals and diversity and inclusion initiatives. For the 2021 deferred stock grant opportunity, the Compensation Committee and the board of directors approved the Board Discretion component at target level in recognition of management’s extraordinary efforts in mitigating the impact on the Company’s portfolio of the lingering effects of COVID-19 and prevalence of work from home arrangements as well as success in being named an ENERGY STAR Partner of the Year for the first time.
Based on these performance metrics, the Compensation Committee awarded an overall award payout at approximately 119% of target.
Each individual NEO’s targeted number of shares was established by the Compensation Committee based on recommendations from our compensation consultant and our Chief Executive Officer for each NEO, other than himself, regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level. The actual number of shares that each individual NEO was eligible to earn was determined by the Compensation Committee after considering performance against the above metrics according to the following scale:

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Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)
		Threshold	Maximum	Relative Weighting
Core FFO per share to Budget	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Actual General and Administrative Expense Exclusive of STIC and LTIC Expense Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Board Discretion/ Individual Performance	Qualitative			25%
After considering the metrics above, as well as our CEO’s evaluation of the performance of each NEO other than himself, on February 10, 2022, the Compensation Committee determined the number of deferred stock units to be granted to each of our NEOs pursuant to the 2021 Annual Deferred Stock Unit Opportunity. See “Grants of Plan Based Awards for 2022” table below for information on the number of deferred stock units granted to each of the NEOs during 2022. For the awards granted, 25% vested immediately, while the remaining 75% vests in 25% increments over the next three years on the grant anniversary date. Any dividend equivalent rights are paid out upon vesting of the underlying shares.
To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the 2007 Omnibus Incentive Plan approved by our stockholders. The Compensation Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our 2007 Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. In addition, we have applied a minimum one-year holding period after vesting for our equity-based awards and each of our executive officers, including our NEOs, is subject to a stock ownership requirement (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance- focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.
Benefits
All of our NEOs currently participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability, long-term care and life insurance, and our 401(k) plan that are generally available to the rest of our employees. We do not have any special benefits or retirement plans for our NEOs.
EMPLOYMENT AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
Employment Agreements
We are currently party to employment agreements with all of our NEOs that work at our corporate headquarters and that have company-wide decision making authority including Messrs. Smith, Bowers, Kollme, and Wells. Mr. Bowers’ agreement was originally entered into in 2007. Messrs. Smith and Kollme’s agreements were entered into during 2019, and Mr. Wells’ agreement was entered into during 2022. Each of these agreements renew annually unless either party gives 90 days written notice prior to the end of the

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renewal term or his employment otherwise terminates in accordance with the terms of the agreement. Significant terms include executive clawback provisions and severance in the event of certain circumstances as further described below.
Executive Clawback Provisions
All of our employment agreements with our NEOs contain claw back provisions. If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Messrs. Smith, Bowers, Kollme, and Wells’ agreements contain provisions that provide for the executive to reimburse us, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, for any incentive-based (whether cash or equity-based) compensation received by the executives from us during the 12-month period following the first public issuance or filing with the SEC (whichever occurs first) of the financial document embodying such financial reporting requirement. In addition, each executive will reimburse us for any profits realized from the sale of our securities during that 12-month period.
Severance
Messrs. Smith, Bowers, Kollme, and Wells’ employment agreements entitle them to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “Potential Payments Upon Termination or Change of Control.” Our Compensation Committee believes that these severance payments were an important factor in attracting these individuals to join our Company and/or are an important factor in their retention. The agreements with these individuals do not provide for tax “gross ups” in the event such payments are made.
STOCK OWNERSHIP GUIDELINES
Our board of directors has established stock ownership guidelines whereby our NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows:
	Lesser Of:
	Multiple of Salary	Shares of Stock
President and Chief Executive Officer	5x	195,000
EVP — Chief Financial Officer and Chief Administrative Officer	3x	75,000
EVP — Investments and Strategy	2x	30,000
EVP — Chief Operating Officer	2x	30,000
EVP — Northeast Region and Head of Development	2x	30,000
Each of our NEOs has met his respective ownership requirement. In addition, each NEO is required to hold any shares received pursuant to our 2007 Omnibus Incentive Plan for a minimum of one year after vesting.
Each member of our board of directors is required to own the lesser of 22,000 shares or $400,000. All of our directors currently meet this requirement, with the exception of Mr. Durvasula and Ms. Hager who recently joined our Board and have until 2028 to meet the requirement.
HEDGING, PLEDGING AND INSIDER TRADING POLICY
Our insider trading policy prohibits our employees, officers and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information including, among other things, information concerning data securities breaches or other cybersecurity events impacting the Company or any of its substantial tenants or business partners.

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Our insider trading policy also prohibits our executive officers and directors from pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.
IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION
The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Section 162(m) of the Code limits to $1.0 million a publicly held company’s tax deduction each year for compensation to any “covered employee.” As a REIT, to the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary, whose income is subject to federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.
Substantially all of the services rendered by our NEOs were performed on behalf of our operating partnership or its subsidiaries. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we have no reason to believe that the same conclusion would not apply to us. To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives related to their performance.
Although we and the Compensation Committee are mindful of the limits imposed by Section 162(m), even if Section 162(m) applies to certain compensation packages, we nevertheless reserve the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

PIEDMONT 2023 PROXY STATEMENT	43

2022 EXECUTIVE COMPENSATION TABLES
The following tables set forth information concerning the compensation of our NEOs for the three years ended December 31, 2022, reported in accordance with SEC rules.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
C. Brent Smith President and Chief Executive Officer	2022	650,000	2,478,040(2)	877,500	20,748(5)	4,026,288
	2021	600,000	2,040,930(3)	900,000	19,748	3,560,678
	2020	600,000	1,974,037(4)	600,000	19,686	3,193,723
Robert E. Bowers Executive Vice President and Chief Financial and Administrator Officer	2022	455,000	1,032,936(2)	440,000	27,173(5)	1,955,109
	2021	450,000	1,141,165(3)	510,000	26,248	2,127,413
	2020	450,000	1,229,412(4)	335,000	26,186	2,040,598
Christopher A. Kollme Executive Vice President — Investments and Strategy	2022	363,750	366,748(2)	340,000	27,250(5)	1,097,748
	2021	358,750	441,301(3)	360,000	21,415	1,181,466
	2020	358,750	451,447(4)	235,000	13,186	1,058,383
George M. Wells Executive Vice President and Chief Operating Officer	2022	375,000	432,712(2)	365,000	27,250(5)	1,199,962
	2021	360,000	458,189(3)	425,000	26,250	1,269,439
	2020	315,000	391,466(4)	235,000	26,186	967,652
Robert K. Wiberg Executive Vice President —Northeast Region and Co‑Head of Development	2022	355,000	371,752(2)	230,000	27,174(5)	983,926
	2021	348,500	424,306(3)	270,000	26,250	1,069,056
	2020	348,500	451,447(4)	185,000	26,186	1,011,133

(1)
In accordance with SEC rules, the stock award column includes the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Stock Vested” table below for the value of actual stock awards that vested during the year ended December 31, 2022.

(2)
Represents the aggregate grant date fair value of potential awards under the 2022-24 Performance Share Program at target levels and the deferred stock awards granted in 2022 for 2021 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2021 annual deferred stock award granted in 2022 was based on the closing price of our common stock on the February 10, 2022 grant date of $16.85 per share. The aggregate grant date fair value of the 2022 Performance Share Program was based on an estimated fair value per share as of the February 17, 2022 grant date of $17.77 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2022-24 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $2,856; Bowers — $966; Kollme — $364, Wells — $415, and Wiberg — $364.

(3)
Represents the aggregate grant date fair value of potential awards under the 2021-23 Performance Share Program at target levels and the deferred stock awards granted in 2021 for 2020 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2020 annual deferred stock award granted in 2021 was based on the closing price of our common stock on the February 17, 2021 grant date of $17.15 per share. The aggregate grant date fair value of the 2021 Performance Share Program was based on an

PIEDMONT 2023 PROXY STATEMENT	44

estimated fair value per share as of the February 18, 2021 grant date of $23.04 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2021-23 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $2,482; Bowers — $1,282; Kollme -$483, Wells — $496, and Wiberg — $483.
(4)
Represents the aggregate grant date fair value of potential awards under the 2020-22 Performance Share Program at target levels and the deferred stock awards granted in 2020 for 2019 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with ASC Topic 718. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2019 annual deferred stock award granted in 2020 was based on the closing price of our common stock on the February 19, 2020 grant date of $24.41 per share. The aggregate grant date fair value of the 2020 Performance Share Program was based on an estimated fair value per share as of the March 19, 2020 grant date of $25.83 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2020-22 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $2,498; Bowers — $1,549; Kollme — $583, Wells — $533, and Wiberg $583.

(5)
All other compensation for 2022 was comprised of the following:

Name	Matching Contributions to 401(k)* ($)	Premium for Company Paid Life Insurance* ($)	Total Other Compensation ($)
C. Brent Smith	20,500	248	20,748
Robert E. Bowers	27,000	173	27,173
Christopher A. Kollme	27,000	250	27,250
George M. Wells	27,000	250	27,250
Robert K. Wiberg	27,000	174	27,174

*
Matching contributions for 401(k) and Premium for Company Paid Life Insurance were paid pursuant to the same benefit plans offered to all of our employees.

PIEDMONT 2023 PROXY STATEMENT	45

GRANTS OF PLAN-BASED AWARDS
The table below sets forth: (1) the threshold, target, and maximum of our 2022 STIC plan and of the Performance Share Component of our 2022-24 LTIC plan, and (2) the actual shares that were granted in 2022 pursuant to the Deferred Stock Component of our 2021 LTIC plan.
	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stock
C. Brent Smith
2022 STIC Plan		$438,750	$877,500	$1,316,250
2022 LTIC Plan — 2022-24 Performance Share Component	February 17, 2022				40,181	80,362	160,724		$1,428,033(4)
2021 LTIC Plan — Deferred Stock Component	February 10, 2022							62,315(3)	$1,050,008
Robert E. Bowers
2022 STIC Plan		$227,500	$455,000	$682,500
2022 LTIC Plan — 2022-24 Performance Share Component	February 17, 2022				13,589	27,177	54,354		$482,935(4)
2021 LTIC Plan — Deferred Stock Component	February 10, 2022							32,641(3)	$550,001
Christopher A. Kollme
2022 STIC Plan		$181,875	$363,750	$545,625
2022 LTIC Plan — 2022-24 Performance Share Component	February 17, 2022				5,114	10,228	20,456		$181,752(4)
2021 LTIC Plan — Deferred Stock Component	February 10, 2022							10,979(3)	$184,996
George M. Wells
2022 STIC Plan		$187,500	$375,000	$562,500
2022 LTIC Plan — 2022-24 Performance Share Component	February 17, 2022				5,845	11,689	23,378		$207,714(4)
2021 LTIC Plan — Deferred Stock Component	February 10, 2022							13,353(3)	$224,998
Robert K. Wiberg
2022 STIC Plan		$124,250	$248,500	$372,750
2022 LTIC Plan — 2022-24 Performance Share Component	February 17, 2022				5,114	10,228	20,456		$181,752(4)
2021 LTIC Plan — Deferred Stock Component	February 10, 2022							11,276(3)	$190,001

(1)
Represents cash payout opportunity for 2022 under the STIC Plan. The amounts actually earned for 2022 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Represents the potential number of shares associated with the payout opportunity under the 2022-24 Performance Share Component of the 2022 LTIC Plan. Any amounts earned will be granted in the form of common stock in 2025.

(3)
Represents shares awarded in 2022 pursuant to the Deferred Stock Component of the 2021 LTIC Plan (year ended December 31, 2021 performance period).

(4)
Based on an estimated fair value per share as of the grant date calculated utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements.

PIEDMONT 2023 PROXY STATEMENT	46

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides information regarding unvested time-based stock awards and equity incentive plan awards held by our NEOs that had not been earned or vested as of December 31, 2022. All market values were determined by multiplying the number of shares of stock that have not vested or the number of unearned unvested shares by the closing price of our common stock on December 31, 2022 of $9.17 per share and adding the value of any unvested dividend equivalent rights as of December 31, 2022. All equity incentive programs were established pursuant to the 2007 Omnibus Incentive Plan and no options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

PIEDMONT 2023 PROXY STATEMENT	47

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022
	Deferred Stock Component		Performance Share Component
	Number of Shares of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards Number of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
C. Brent Smith
May 3, 2019 (Special one-time CEO award)(5)(10)	19,011	$230,223
March 19, 2020 plan award(1)(6)			30,223	$346,954
February 19, 2020 award(2)(7)	7,425	$86,798
February 18, 2021 plan award(3)(8)			28,546	$309,722
February 17, 2021 award(2)(8)	23,323	$253,055
February 17, 2022 plan award(4)(9)			74,737	$748,114
February 10, 2022 award(2)(9)	46,736	$467,827
Total	96,495	$1,037,903	133,505	$1,404,790
Robert E. Bowers
March 19, 2020 plan award(1)(6)			18,738	$215,114
February 19, 2020 award(2)(7)	4,660	$54,475
February 18, 2021 plan award(3)(8)			14,749	$160,025
February 17, 2021 award(2)(8)	14,577	$158,160
February 17, 2022 plan award(4)(9)			25,275	$252,999
February 10, 2022 award(2)(9)	24,480	$245,045
Total	43,717	$457,681	58,762	$628,137
Christopher A. Kollme
March 19, 2020 plan award(1)(6)			7,052	$80,956
February 19, 2020 award(2)(7)	1,638	$19,148
February 18, 2021 plan award(3)(8)			5,551	$60,225
February 17, 2021 award(2)(8)	5,831	$63,266
February 17, 2022 plan award(4)(9)			9,512	$95,216
February 10, 2022 award(2)(9)	8,234	$82,422
Total	15,703	$164,837	22,115	$236,396
George M. Wells
March 19, 2020 plan award(1)(6)			6,448	$74,017
February 19, 2020 award(2)(7)	1,280	$14,963
February 18, 2021 plan award(3)(8)			5,709	$61,944
February 17, 2021 award(2)(8)	6,122	$66,424
February 17, 2022 plan award(4)(9)			10,871	$108,816
February 10, 2022 award(2)(9)	10,014	$100,240
Total	17,416	$181,627	23,027	$244,778
Robert K. Wiberg
March 19, 2020 plan award(1)(6)			7,052	$80,956
February 19, 2020 award(2)(7)	1,638	$19,148
February 18, 2021 plan award(3)(8)			5,551	$60,225
February 17, 2021 award(2)(8)	5,335	$57,885
February 17, 2022 plan award(4)(9)			9,512	$95,216
February 10, 2022 award(2)(9)	8,457	$84,655
Total	15,430	$161,688	22,115	$236,396

PIEDMONT 2023 PROXY STATEMENT	48

(1)
Estimated based on Piedmont’s actual relative TSR performance for the three-year performance period ended December 31, 2022. Final awards will be determined by the board during 2023 and any shares actually awarded to NEOs will vest immediately upon issuance.

(2)
Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(3)
Estimated based on Piedmont’s actual-to-date relative TSR performance for the three-year performance period ended December 31, 2023 as of December 31, 2022. Actual awards to be paid to NEOs will be determined during 2024 based on Piedmont’s actual relative TSR performance for the three-year period ended December 31, 2023 and any shares awarded will vest immediately upon issuance.

(4)
Estimated based on Piedmont’s actual-to-date relative TSR performance for the three-year performance period ended December 31, 2024 as of December 31, 2022. Actual awards to be paid to NEOs will be determined during 2025 based on Piedmont’s actual relative TSR performance for the three-year period ended December 31, 2024 and any shares awarded will vest immediately upon issuance.

(5)
Market value of unearned shares is based on our closing stock price as of December 31, 2022 of $9.17 per share, plus $2.94 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(6)
Market value of unearned shares is based on our closing stock price as of December 31, 2022 of $9.17 per share, plus $2.31 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7)
Market value of unearned shares is based on our closing stock price as of December 31, 2022 of $9.17 per share, plus $2.52 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8)
Market value of unearned shares is based on our closing stock price as of December 31, 2022 of $9.17 per share, plus $1.68 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(9)
Market value of unearned shares is based on our closing stock price as of December 31, 2022 of $9.17 per share, plus $.84 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(10)
Awards vest ratably over 5 years beginning on July 1, 2020.

STOCK VESTED
The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2022. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.
STOCK VESTED FOR 2022
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
C. Brent Smith	183,636(2)	3,607,356
Robert E. Bowers	63,101	1,224,193
Christopher A. Kollme	23,477	456,129
George M. Wells	19,236	368,651
Robert K. Wiberg	23,304	452,942

(1)
Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2022 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vesting.

(2)
Includes Special one-time 3-year, performance based, plan award originally granted upon Mr. Smith’s appointment to CEO in 2019 in addition to regular time-vested awards.

PIEDMONT 2023 PROXY STATEMENT	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Messrs. Smith, Bowers, Kollme, and Wells are subject to employment agreements with us (see Employment Agreements with our NEOs above) that provide for a cash payment in the event of: (i) their termination without Cause, as defined in their respective employment agreements; (ii) their resignation for Good Reason, as defined in their respective employment agreements; or (iii) in the case of their death or disability. The cash payment is comprised of the following: (i) a pro-rated annual bonus for the year of termination based on the number of service months worked in the year divided by 12; (ii) the executive’s annual salary and average bonus (based on bonuses paid over the last three years) times 2 for Smith and Bowers or times 1 for Kollme and Wells; and (iii) two (one for Kollme and Wells) years of continuing medical benefits (one year in the case of death or disability for all). As Mr. Bowers agreement was entered into in 2007, Mr. Bowers is entitled to the cash payment in the event he resigns in connection with a Change of Control. Mr. Wiberg has attained the minimum retirement age, as defined under our LTIC Plan; therefore, he would be entitled to the value of any unvested deferred stock unit awards and a pro-rata portion of his outstanding Performance Share Program awards under any of the scenarios set forth in the table below. In addition, he would be entitled to severance in the event of his involuntary termination based on his position and tenure according to the same schedule that is applicable to all of our employees.
In addition, all of the participants in our Performance Share Program (including our NEOs) are entitled to receive a pro-rata share of any unvested Performance Share Program awards (see Elements of 2022 Executive Compensation -Long-term Incentive Compensation above) in the event of their termination without Cause, resignation for Good Reason, or retirement at age 62, and all of our employees’ (including our NEOs’) unvested Deferred Stock Unit Awards vest in the event of a change of control of the Company or upon the employees’ retirement (defined as minimum age 62), death, or disability. Further, all of our salaried employees (including our NEOs) would receive the following types of payments upon termination of employment:
•
any earned but unpaid annual salary, vacation or annual bonus for the year prior to termination;

•
any un-reimbursed expenses;

•
distribution of balances under our 401(k) plan;

•
life insurance proceeds in the event of death; and

•
disability insurance payouts in the event of disability.

The following table quantifies the potential cash or estimated equivalent cash value of amounts that would be payable to each of our NEOs under the various termination scenarios described above, assuming the event occurred on December 31, 2022 (in dollars):
Name	Termination Without Cause	Resignation Without Good Reason(6)	Termination Without Cause in the Event of Change-in- Control	Resignation in the Event of Change-in- Control(6)	Retirement/ Resignation For Good Reason	Death or Disability
C. Brent Smith	4,781,941(1)	—	4,781,941(1)	—	4,781,941(1)	4,755,822(1)
Robert E. Bowers	2,682,715(2)	863,811(2)	2,682,715(2)	2,682,715(2)	2,682,715(2)	2,656,596(2)
Christopher A. Kollme	1,019,217(3)	—	1,019,217(3)	—	1,019,217(3)	1,019,217(3)
George M. Wells	1,075,998(4)	—	1,075,998(4)	—	1,075,998(4)	1,075,998(4)
Robert K. Wiberg	492,032(5)	314,532(5)	492,032(5)	314,532(5)	314,532(5)	314,532(5)

(1)
Includes $1,844,703 representing the value of unvested equity awards that would vest upon each triggering event.

(2)
Includes $863,811 representing the value of unvested equity awards that would vest upon each triggering event.

(3)
Includes $317,681 representing the value of unvested equity awards that would vest upon each triggering event.

(4)
Includes $333,213 representing the value of unvested equity awards that would vest upon each triggering event.

(5)
Includes $314,532 representing the value of unvested equity awards that would vest upon each triggering event.

(6)
Employees who have attained the minimum retirement age of 62 are entitled to their unvested Deferred Stock Unit Awards and a pro-rata portion of their outstanding Performance Share Program awards in the event of their retirement/ resignation.

PIEDMONT 2023 PROXY STATEMENT	50

The estimated value of all unvested equity awards in the above table is based on our closing stock price as of December 31, 2022 of $9.17 per share, plus applicable dividend equivalent rights that would vest upon the vesting of the underlying shares. Further, the estimated value of all unvested performance share awards in the above table is based on the Company’s relative TSR performance for each performance period as of December 31, 2022.
None of our employment or other compensatory agreements provide for tax “gross ups” in the event that any of the above payments are made.

PIEDMONT 2023 PROXY STATEMENT	51

COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2023 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2022.
The 2022 Compensation Committee:
Glenn G. Cohen (Chair)
Barbara B. Lang
Frank C. McDowell
Jeffrey L. Swope
The Report of the Compensation Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before of after the date hereof and irrespective of any general incorporation language to any such filing.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serve, or have ever served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.

PIEDMONT 2023 PROXY STATEMENT	52

DIRECTOR COMPENSATION
We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.
Cash Compensation
As compensation for serving on the board of directors, during 2022 we paid each of our non-employee directors an annual retainer of $80,000 ($87,500 for Audit Committee members excluding the Committee Chair) and paid our board chair an additional $50,000 annual retainer. Additionally, we also paid annual retainers to each of our committee chairs in the following amounts:
•
$22,500 to the Chair of the Audit Committee;

•
$17,500 to the Chair of the Compensation Committee;

•
$15,000 to the Chair of the Nominating and Corporate Governance Committee; and

•
$12,500 to the Chair of the Capital Committee.

All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.
Non-Employee Director Equity Awards
Non-employee directors are granted an equity award pursuant to the 2007 Omnibus Incentive Plan either annually or upon their initial appointment to the board of directors. The annual award is equivalent to $100,000 payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.
2022 Director Compensation Paid
The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended December 31, 2022. Mr. Smith did not receive any additional compensation for his service as director.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Kelly H. Barrett	102,500	100,000(1)	—	202,500
Wesley E. Cantrell(2)	40,000	—	—	40,000
Glenn G. Cohen	100,625	100,000(1)	—	200,625
Venkatesh S. Durvasula	33,333	77,534(3)		110,867
Mary M. Hager	4,130	40,822(4)		44,952
Barbara B. Lang	95,000	100,000(1)	—	195,000
Frank C. McDowell	134,375	100,000(1)	—	234,375
Jeffrey L. Swope	92,500	100,000(1)	—	192,500
Dale H. Taysom	87,500	100,000(1)	—	187,500

(1)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with ASC Topic 718 and is based on the closing price of our common stock on May 11, 2022, the date of grant, of $14.62 per share. Shares granted vest on the earlier of the 2023 Annual Meeting of Stockholders or the one year anniversary of the date of grant.

(2)
Mr. Cantrell retired from our board effective May 11, 2022.

(3)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with ASC Topic 718 and is based on the closing price of our common stock on October 25, 2022, the date of grant, of $10.53 per share. Shares granted vest on the earlier of the 2023 Annual Meeting of Stockholders or May 11, 2023.

(4)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with ASC Topic 718 and is based on the closing price of our common stock on December 13, 2022, the date of grant, of $9.35 per share. Shares granted vest on the earlier of the 2023 Annual Meeting of Stockholders or May 11, 2023.

PIEDMONT 2023 PROXY STATEMENT	53

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares remaining for future issuance under our 2007 Omnibus Incentive Plan as of December 31, 2022:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	1,160,950(1)	$—	2,652,744
Equity compensation plans not approved by security holders	—	—	—
Total	1,160,950	$—	2,652,744

(1)
Includes the unvested portion of outstanding deferred stock awards as well as the maximum number of shares that could potentially be earned under the Company’s outstanding performance share programs as of December 31, 2022 even though there can be no assurance that any shares will actually be earned.

PIEDMONT 2023 PROXY STATEMENT	54

CEO PAY RATIO
Item 402(u) of Regulation S-K sets forth “CEO pay ratio” disclosure requirements that were mandated by Congress pursuant to Section 953(b) of The Dodd-Frank Wall Street Reform and Consumer Protection Act. The rule requires registrants to disclose the ratio of the median employee’s annual total compensation to their Chief Executive Officer’s annual total compensation. Our Chief Executive Officer pay ratio set forth below is a reasonable estimate that has been calculated in accordance with the SEC’s rules regarding the Chief Executive Officer pay ratio disclosure requirements.
As of December 31, 2022, we had 149 employees, with approximately one-third of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in local management offices located in each of the office markets we serve. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, security, housekeeping, and leasing. Approximately two-thirds of our workforce are salaried, with the remainder compensated on an hourly basis.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our CEO pay ratio disclosure. Accordingly, our 2022 CEO pay ratio is calculated utilizing the median employee that was identified in 2020. In determining that it was still appropriate to utilize a similarly compensated employee as our 2020 median employee for this disclosure, we considered the changes to our employee population and compensation programs during 2022, as well as the absence of a material change in that employee’s job description or compensation during 2022.
During 2020, we identified our median employee by calculating the total 2020 compensation of each of our employees, excluding our Chief Executive Officer, that were included on our December 31, 2020 payroll using the same SEC rules and methodology that were used to calculate our NEOs total compensation as set forth in the Summary Compensation Table above. For employees that were not employed by us for the entire fiscal year, wages and salaries, matching contributions to 401(k), and premiums for company paid life insurance were annualized. Other than annualizing these components, we made no other assumptions, adjustments, or estimates with respect to our employees’ total compensation and used this consistently applied compensation measure to identify our median employee.
For the year ended December 31, 2022, the total compensation of our median employee was $124,888 and our Chief Executive Officer’s total compensation as reported in the 2022 Summary Compensation Table above was $4,026,288. The resulting ratio of the total compensation of our Chief Executive Officer compared to that of our median employee for the year ended December 31, 2022 was 32:1.
The Summary Compensation Table includes stock grants at the estimated fair value of performance shares at target. No value will be realized unless performance targets are realized, and there is no guarantee that this amount will ultimately be earned and paid to our Chief Executive Officer.
The Chief Executive Officer pay ratio disclosed above was calculated in accordance with SEC rules based upon the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Chief Executive Officer pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their Chief Executive Officer pay ratio. Accordingly, the Chief Executive Officer pay ratio disclosed by other companies may not be comparable to our Chief Executive Officer pay ratio as disclosed above.

PIEDMONT 2023 PROXY STATEMENT	55

PAY VS PERFORMANCE
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO $	Compensation Actually Paid to PEO(3) $	Average Summary Compensation Table Total for Non- PEO NEOs $	Average Compensation Actually Paid to Non-PEO NEOs(4) $	Total Shareholder Return (“TSR”) $	Peer Group Total Shareholder Return(2) $	Net Income/ (Loss) $ in 000s	Core FFO(1) per Share $
2022	4,026,288	495,657	1,309,186	412,585	54.99	51.29	146,830	2.00
2021	3,560,678	4,888,145	1,411,844	1,731,388	90.20	88.77	(1,167)	1.97
2020	3,193,723	1,839,353	1,269,442	883,164	76.75	74.79	232,685	1.89

(1)
See the definition of Core FFO and the reonciliation of GAAP net income applicable to common stock to Core FFO on pages 39 and 40 of our Annual Report of Form 10-K for the year ended December 31, 2022.

(2)
The Peer Groups utilized for this analysis are the same Peer Groups used for our Performance Share Programs as further described above under Long-Term Incentive Compensation Plan — Performance Share Program. Peer Group Total Shareholder Return for 2022 assuming the 2020/21 Peer Group had been used would have been $56.36.

(3)
“Compensation actually paid” to our CEO in each of 2022, 2021 and 2020 included in the table above was calculated as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our Compensation Committee with regard to the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

	2020	2021	2022
CEO (C. Brent Smith for all periods)
Summary Compensation Table Total Compensation	$3,193,723	$3,560,678	$4,026,288
Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year	(1,974,037)	(2,040,930)	(2,478,040)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year and Unvested at Year End	1,501,126	1,983,364	1,107,509
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year	181,269	200,003	262,506
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(952,498)	1,093,881	(2,257,626)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(110,230)	91,149	(164,980)
Compensation Actually Paid	$1,839,353	$4,888,145	$495,657

(4)
Average “Compensation actually paid” to our non-CEO NEOs in each of 2022, 2021 and 2020 included in the table above was calculated as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with regard to our non-CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

PIEDMONT 2023 PROXY STATEMENT	56

	2020	2021	2022
Non-CEO NEOs (Robert E. Bowers, Christopher A. Kollme, Robert K. Wiberg, and George M. Wells for all periods)
Summary Compensation Table Total Compensation	$1,269,442	$1,411,844	$1,309,186
Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year	(630,943)	(616,240)	(551,037)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year and Unvested at Year End	482,296	592,009	246,141
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year	56,259	68,321	71,882
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(262,819)	211,000	(637,083)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(31,071)	64,456	(26,505)
Compensation Actually Paid	$883,164	$1,731,388	$412,585
Equity Valuations: Deferred stock unit award grant date fair values were calculated based on the closing price as of the grant date; deferred stock unit award vesting date fair values were calculated based on the closing stock price as of the vest date and adjusting for any accrued dividend rights; performance share grant date fair values and fair values as of each respective period end were determined utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on our and our peer’s group’s future stock price movements; fair values of performance share awards as of each vesting date were determined based on our closing stock price as of the vesting date adjusted for any accrued dividends.
For 2022, the most important financial performance measures that we used to link our NEO’s compensation, including our Chief Executive Officer’s, to our financial performance were as follows:
•
Our 3-year TSR relative to the 3-year TSR of our defined peer group;

•
Core FFO per share relative to budget;

•
Leasing volume, with an emphasis on new tenant leasing;

•
Net debt to Core EBITDA ratio relative to budget; and

•
Same Store NOI — Cash basis relative to budget.

As a real estate company, Net income/(loss) calculated in accordance with GAAP can fluctuate widely based on the timing of gains or losses related to the sale of real estate assets, changes in depreciation or amortization associated with real estate assets, and impairment losses associated with real estate assets and/or related intangibles. As such, GAAP Net income/(loss) is not frequently used as a compensation measure in the real estate industry; however, it is used as the starting point for calculating Core FFO, which is one of the most impactful metrics to our NEOs compensation. Please see Elements of 2022 Executive Compensation – Short-Term Cash Incentive Compensation Plan and Long-Term Incentive Compensation Plan above for further information regarding each of the financial performance measures set forth above as well as the below graphs showing the relationship of “Compensation Actually Paid” to our Chief Executive Officer and other named executive officers in 2020, 2021 and 2022 to (1) both our TSR and our Peer Group’s TSR, (2) our net income and (3) our Core FFO per share.
“Compensation Actually Paid”, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to our relative TSR achievement and varying levels of achievement of performance goals. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” above and in the proxy statements for 2020 and 2021.

PIEDMONT 2023 PROXY STATEMENT	57

PIEDMONT 2023 PROXY STATEMENT	58

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
To address potential risk to our stockholders our Compensation Committee designed our compensation programs with the following characteristics:
•
the Compensation Committee of the board of directors has discretion to adjust any non- contractual award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of the targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

•
oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

•
a mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

•
caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short and long-term incentive plans;

•
performance goals within incentive programs that reference reportable, broad-based financial metrics;

•
setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;

•
equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long term; and

•
stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership interest in the Company.

PIEDMONT 2023 PROXY STATEMENT	59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit Committee and Nominating and Corporate Governance Committee review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2022 that would require disclosure under Item 404(a) of Regulation S-K.

PIEDMONT 2023 PROXY STATEMENT	60

STOCK OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 28, 2023. Except as described below, each stockholder has sole investment and dispositive power over such shares.
Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage(4)
Directors and Named Executive Officers:
Kelly H. Barrett	35,762	0.03%
Glenn G. Cohen	30,419	0.02%
Venkatesh S. Durvasula	—	—
Mary M. Hager	—	—
Barbara B. Lang	25,331	0.02%
Frank C. McDowell	70,713	0.06%
C. Brent Smith	250,803	0.20%
Jeffrey L. Swope	181,248	0.15%
Dale H. Taysom	39,025	0.03%
Robert E. Bowers	341,104	0.28%
Christopher A. Kollme	73,326	0.06%
George M. Wells	91,197	0.07%
Robert K. Wiberg	147,967	0.12%
5% Stockholders:
The Vanguard Group, Inc.(2)	19,760,380	15.98%
Blackrock, Inc.(3)	12,912,383	10.44%
All executive officers and directors as a group (16 persons)	1,445,110	1.17%

(1)
The address of each of the stockholders listed, other than The Vanguard Group, Inc, and Blackrock, Inc. is c/o Piedmont Office Realty Trust, Inc., 5565 Glenridge Connector, Suite 450, Atlanta, Georgia 30342.

(2)
As reported on Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”) on behalf of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited, Vanguard reported that, as of December 31, 2022, it had shared voting power over 193,132 shares, sole dispositive power over 19,446,129 shares, and shared dispositive power over 314,251 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. We understand that Vanguard has determined that it does not own such shares for purposes of the 9.8% ownership limitation in our corporate charter (giving effect to the ownership definitions in our corporate charter), notwithstanding that it is deemed to beneficially own such shares for purposes of SEC regulations.

(3)
As reported on Schedule 13G/A filed with the SEC on January 23, 2023 by BlackRock Inc. (“BlackRock”) on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd, BlackRock reported that, as of December 31, 2022, it had sole voting power over 12,520,329 shares and dispositive power over 12,912,383 shares. The address of Blackrock is 55 East 52nd Street, New York, NY 10055.

(4)
Based on 123,642,953 shares outstanding as of February 28, 2023.

None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.

PIEDMONT 2023 PROXY STATEMENT	61

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Exchange Act, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to file reports of ownership and changes in ownership of such stock with the SEC. Based solely on our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2022.

PIEDMONT 2023 PROXY STATEMENT	62

AUDIT COMMITTEE REPORT
Report of the Audit Committee
Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The 2022 Audit Committee was comprised of three independent directors and met six times in fiscal year 2022. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services, if any, provided by the independent registered public accounting firm with the registered public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont.
In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
The 2022 Audit Committee:
Kelly H. Barrett (Chair)
Glenn G. Cohen
Dale H. Taysom
The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PIEDMONT 2023 PROXY STATEMENT	63

STOCKHOLDER PROPOSALS
In order to be eligible for presentation at our 2024 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than October 19, 2023 and no later than 5:00 p.m., Eastern time, on November 18, 2023 at the following address: Thomas A. McKean, Secretary, Piedmont Office Realty Trust, 5565 Glenridge Connector, Suite 450, Atlanta, GA 30342. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2024 Annual Meeting must be received by November 18, 2023. In addition, stockholders who intend to solicit proxies in support of director nominees must provide notice setting forth the information required by our Bylaws and Rule 14a-19 under the Exchange Act no later than March 11, 2024.

PIEDMONT 2023 PROXY STATEMENT	64

HOUSEHOLDING
The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at P.O. Box 30170, College Station, TX 77842-3170, or e-mail us at investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

PIEDMONT 2023 PROXY STATEMENT	65

ATTENDING THE ANNUAL MEETING
Our Annual Meeting will be held on May 10, 2023 and will be accessible via live webcast on the internet at: www.meetnow.global/MT5GNN5. A summary of the information you will need to attend the Annual Meeting online is provided below:
•
The Annual Meeting will start promptly at 11:00 a.m., Eastern time.

•
To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder”.

•
If you join as a “Guest” you will not have the option to ask questions or vote at the Annual Meeting.

•
If you join as a “Stockholder” you will have the option to ask questions or vote at the virtual meeting; however, stockholders will be required to have a control number.

•
Your control number can be found in the box next to the label “2023 Stockholder Meeting Notice” on your proxy card.

•
If you were a stockholder as of the close of business on March 6, 2023 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

•
To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare.

•
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 5, 2023. You will receive a confirmation email from Computershare of your registration.

•
If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the Annual Meeting.

•
Registration requests should be directed to Computershare either: (i) by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

•
Questions regarding how to attend and participate via the internet will be answered by calling (888)724-2416 on the day before or the day of the Annual Meeting.

PIEDMONT 2023 PROXY STATEMENT	66

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

PIEDMONT 2023 PROXY STATEMENT	67

QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q:
Will my vote make a difference?

A:
Yes — YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
Why am I receiving this proxy statement and proxy card?

A:
You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint C. Brent Smith, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial and Administrative Officer, as your representatives at the Annual Meeting. Messrs. Smith and Bowers will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their discretion. This way, your shares will be voted whether or not you attend the Annual Meeting online. Even if you plan to attend the virtual Annual Meeting online, it is a good idea to vote in advance just in case your plans change.
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A:
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.

Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be a completely virtual meeting conducted exclusively by webcast on Wednesday, May 10, 2023, at 11:00 a.m. (Eastern time) at www.meetnow.global/MT5GNN5.

Q:
Will I have the ability to ask a question and/or vote at the virtual Annual Meeting?

A:
If you are a registered holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MT5GNN5 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.

If you are a beneficial holder who holds your shares through an intermediary, such as a bank or broker, you will need to register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank reflecting your holdings in the Company, along with your name and email address, to Computershare. Requests for registration must be labeled “Legal Proxy” and be received by 5:00 p.m., Eastern time, on May 5, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Registration requests should be directed to Computershare either: (i) via email at legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O.Box 43006, Providence, RI 02940-3006.

PIEDMONT 2023 PROXY STATEMENT	68

Q:
What if I have trouble accessing the virtual Annual Meeting?

A:
The virtual meeting platform is fully supported across multiple browsers (Internet Explorer, Firefox, Chrome and Safari) and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Q:
What is the record date?

A:
The record date is March 6, 2023. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q:
How many shares of common stock are outstanding and can vote?

A:
As of the close of business on the record date, there were 123,642,953 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:
How many votes do you need to hold the Annual Meeting?

A:
In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present either virtually or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•
vote over the Internet or by telephone;

•
properly submit a proxy card (even if you do not provide voting instructions); or

•
virtually attend the Annual Meeting and vote during the meeting.

As discussed below, shares which are counted as broker non-votes will also be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).
Q:
What items am I being asked to vote on at the Annual Meeting?

A:
You are being asked to:

(i)
elect nine directors to hold office for terms expiring at our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023;

(iii)
approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement; and

(iv)
approve, on an advisory basis, the frequency of future advisory votes on executive compensation.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.
Q:
How do I vote if I am a registered stockholder?

A:
If you are a registered stockholder, meaning that your shares are registered in your name, you have three voting options as described below:

•
You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until the polls close at the Annual Meeting.

•
You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern time on May 9, 2023.

•
You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. Eastern daylight time on May 9, 2023 in order to be counted.

PIEDMONT 2023 PROXY STATEMENT	69

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.
Q:
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A:
If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee.

Ballots may be cast at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to cast your vote during the Annual Meeting.
Q:
What are broker non-votes?

A:
A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee only has discretionary authority to vote your shares on your behalf for “routine” matters. The only “routine” matter being considered at the Annual Meeting is the ratification of our independent registered public accounting firm. As a result, brokers, banks and other nominees will have authority to vote their customers’ shares with regard to that proposal (but not any other proposal) if their customers do not provide voting instructions. On “non-routine” matters, such as the election of directors, the approval, on an advisory basis, of the compensation of the named executive officers, and the frequency of future advisory votes on executive compensation, brokers, banks and other nominees cannot vote their customers’ shares without receiving voting instructions from the beneficial owner of such shares.

Q:
How are abstentions and broker non-votes counted and what vote is required for each proposal?

A:
The shares of a stockholder whose proxy on any or all proposals is marked as “abstain” will be included in the number of shares present at the annual meeting for the purpose of establishing the presence of a quorum. As described above, broker non-votes will be counted for purposes of establishing a quorum.

The following table summarizes the voting requirement for each of the proposals under our Bylaws and the effect of abstentions and broker non-votes on each proposal:
Proposal Number	Item	Votes Required for Approval	Abstentions	Broker Non-Votes	Board Voting Recommendation
1	Election of nine directors	Majority of votes cast(1)	Not Counted	Not Voted	FOR EACH
2	Ratify the appointment of Deloitte & Touche LLP	Majority of votes cast	Not Counted	Discretionary vote	FOR
3	Approve, on an advisory basis, the compensation of the named executive officers	Majority of votes cast	Not Counted	Not Voted	FOR
4	Approve, on an advisory basis, the frequency of future advisory votes on executive compensation	Majority of votes cast	Not Counted	Not Voted	ANNUALLY

(1)
A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director for a nominee to be elected to that seat. In order to enhance your ability to influence the composition of the board of directors in an uncontested

PIEDMONT 2023 PROXY STATEMENT	70

election, we have adopted a majority voting policy for the election of non-employee directors. Our Corporate Governance Guidelines set forth our procedures if a nominee receives more “AGAINST” votes than “FOR” votes. In an uncontested election, any nominee for director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider and make a recommendation to the board of directors with respect to the offer of resignation. The board is then required to take action with respect to this recommendation. Our majority voting policy is more fully described above under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”
Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If you properly execute and deliver a proxy card or vote your shares via the internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.
Q:
What happens if a nominee is unable to serve if elected?

A:
If a nominee is unable to serve if elected, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than eight directors be elected at the Annual Meeting. Neither our management nor our board of directors has any reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.

Q:
What if I vote and then change my mind?

A:
If you are a registered stockholder, you have the right to revoke your proxy by:

•
Voting again over the Internet before the voting polls close at the Annual Meeting;

•
Voting again by telephone before 11:59 p.m. Eastern time on May 9, 2023;

•
Giving written notice to Thomas A. McKean, our Secretary before 11:59 p.m. Eastern time on May 9, 2023; or

•
Returning a new, valid proxy card bearing a later date, that is received before 11:59 p.m. Eastern time on May 9, 2023.

If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions for the procedures you need to follow to revoke your vote.
Q:
How will the proxies be voted?

A:
Any proxy that is received in time, is properly signed and is not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the nine nominees to serve on the board of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023; FOR the approval, on an advisory basis, of the compensation of the named executive officers; and for future advisory votes on executive compensation to be held ANNUALLY.

Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc. will be paid a fee of approximately $7,500 plus $4.00 per phone vote as well as out-of-pocket expenses for its services as our proxy solicitor. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

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Q:
How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A:
Our stockholders may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2022 and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov.

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PIEDMONT OFFICE REALTY TRUST

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/PDM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PDM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3 and for 1 YEAR on Proposal 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Frank C. McDowell	☐	☐	☐
02 - Kelly H. Barrett	☐	☐	☐
03 - Glenn G. Cohen	☐	☐	☐
04 - Venkatesh S. Durvasula	☐	☐	☐
05 - Mary M. Hager	☐	☐	☐
06 - Barbara B. Lang	☐	☐	☐
07 - C. Brent Smith	☐	☐	☐
08 - Jeffrey L. Swope	☐	☐	☐
09 - Dale H. Taysom	☐	☐	☐

Proposal	For	Against	Abstain
2. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023	☐	☐	☐
3. ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03R52B

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PDM Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2023 C. Brent Smith and Robert E. Bowers, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2023 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. to be held on May 10, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee for the Board of Directors, FOR items 2 and 3 and for 1 YEAR on item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Piedmont Office Realty Trust, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/PDM The 2023 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. will be held on Wednesday, May 10, 2023, 11:00 a.m. Eastern time, via the internet at www.meetnow.global/MT5GNN5. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.